UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant    ☐
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☑    Preliminary Proxy Statement
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☐    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to § 240.14a-12

AVALO THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

540 Gaither Road, Suite 400
Rockville, Maryland 20850
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 14, 2022
Dear Stockholder of Avalo Therapeutics, Inc.:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Avalo Therapeutics, Inc., a Delaware corporation (the “Company”), which will be held on Tuesday, June 14, 2022, at 9:30 a.m. Eastern Time. The Annual Meeting will be a virtual stockholder meeting via live audio webcast, with no physical in-person meeting. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/AVTX2022. You will also be able to vote your shares electronically at the Annual Meeting.

At the Annual Meeting, stockholders will vote:
1.To elect the seven directors nominated by our board of directors (the “Board”) and named herein to hold office for a one-year term until the 2023 Annual Meeting of Stockholders;
2.To approve an amendment to our Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio of between 1-for-5 and 1-for-20 as determined by our Board;
3.To approve, on a nonbinding advisory basis, a “Say-on-Pay” resolution regarding the compensation of our named executive officers;
4.To approve, on a nonbinding advisory basis, the frequency of future advisory votes on “Say-on-Pay” resolutions regarding the Company’s executive compensation;
5.To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and
6.To conduct any other business properly brought before the Annual Meeting.

This Notice and the Proxy Statement will serve as your guide to the business to be conducted at the Annual Meeting and provide detail on the virtual meeting format.

The record date for the Annual Meeting is April 20, 2022. Only stockholders of record at the close of business on that date are entitled to receive notice of and vote at the Annual Meeting or any adjournment or postponement thereof.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope that you will vote as soon as possible. Please review the instructions on each of your voting options described in the Important Notice Regarding Availability of Proxy Materials. Additional instructions on how to vote can be found on pages 1 through 6 of the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders’ Meeting to Be Held on June 14, 2022 at 9:30 a.m. Eastern Time.

The 2022 Notice of Annual Meeting of Stockholders, Proxy Statement and 2021 Annual Report to Stockholders are available at www.proxyvote.com.

By Order of the Board of Directors,
/s/ Garry Neil, M.D.
Garry Neil, M.D.
Chief Executive Officer

Rockville, Maryland
April [●], 2022

You are cordially invited to attend the virtual Annual Meeting. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the proxy mailed to you, or vote by Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote over the Internet during the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder. You may revoke your proxy in the manner described in the Proxy Statement at any time before it has been voted at the Annual Meeting.

AVALO THERAPEUTICS, INC.
540 Gaither Road, Suite 400
Rockville, Maryland 20850
PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
June 14, 2022
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the board of directors (the “Board”) of Avalo Therapeutics, Inc. (sometimes referred to as the “Company” or “Avalo”) is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

The Notice was first mailed on or about April [●], 2022 to all stockholders of record entitled to vote at the Annual Meeting.

How do I attend the Annual Meeting?

The Annual Meeting will be held on Tuesday, June 14, 2022 at 9:30 a.m. Eastern Time. The 2022 Annual Meeting of Stockholders will be a virtual stockholder meeting via live audio webcast, with no physical in-person meeting. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/AVTX2022 on June 14, 2022, using the 16-digit control number included on the proxy card mailed to you. We recommend that you log in a few minutes before the Annual Meeting begins to ensure you are logged in when the meeting starts. Online check-in will begin at 9:15 a.m. Eastern Time. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 20, 2022 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the record date, there were [●] shares of the Company’s common stock, par value $0.001 per share, outstanding and entitled to vote.

Can I ask questions at the Annual Meeting?

If you would like to submit a question, you may do so by joining the virtual Annual Meeting at www.virtualshareholdermeeting.com/AVTX2022 and typing your question in the box in the Annual Meeting portal.

What if I need technical assistance accessing or participating in the virtual Annual Meeting?

If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting log in page. Technical support will be available starting at 9:00 a.m. Eastern Time on Tuesday, June 14, 2022.

What am I voting on?

There are five matters scheduled for a vote at the Annual Meeting:
1.Election of the seven directors nominated by the Board and named herein to hold office for a one-year term until the 2023 Annual Meeting of Stockholders;
2.Approval of an amendment to our Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio of between 1-for-5 and 1-for-20 as determined by our Board;
3.Approval, on a nonbinding advisory basis, a “Say-on-Pay” resolution regarding the compensation of our named executive officers;
4.Approval, on a nonbinding advisory basis, the frequency of future advisory votes on “Say-on-Pay” resolutions regarding the Company’s executive compensation; and
5.Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.
Stockholder of Record: Shares Registered in Your Name
If on April 20, 2022, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. If you are a stockholder of record on the Record Date, there are four ways that you can vote your shares:

•Over the Internet (before the Annual Meeting). To vote over the Internet, access the proxy materials on the secured website www.proxyvote.com and follow the voting instructions on that website. Your Internet vote must be received by 11:59 p.m., Eastern Time on June 13, 2022 to be counted.

•By telephone. To vote over the telephone, dial toll-free 1-800-690-6903, using a touch-tone phone and follow the recorded instructions. You will be asked to provide the Company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on June 13, 2022 to be counted.

•By mail. To vote using a requested proxy card, simply complete, sign and date the proxy card that is delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct. For your mailed proxy card to be counted, we must receive it before 9:30 a.m. Eastern Time on Tuesday, June 14, 2022.

•Over the Internet (during the Annual Meeting). Attend, or have your personal representative with a valid legal proxy attend, the virtual Annual Meeting by logging into www.virtualshareholdermeeting.com/AVTX2022 on June 14, 2022, using the 16-digit control number included on the proxy card that was mailed to you.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 20, 2022, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you must direct your broker or other agent regarding how to vote the shares in your account, or they will not be voted. You are also invited to attend the Annual Meeting. To vote your shares at the Annual Meeting, you must obtain a valid proxy from your broker, bank, dealer or other agent. Follow the instructions from your broker, bank, dealer or other agent included with these proxy materials, or contact your broker, bank, dealer or other agent to request a proxy form.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned at the close of business on April 20, 2022.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by Internet, either prior to or at the Annual Meeting, by telephone or by completing and mailing your proxy card, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

Proposal 2 and Proposal 5 are deemed to be “routine” matters. Therefore, if you are a beneficial owner of shares registered in the name of your broker or other nominee and you fail to provide instructions to your broker or nominee as to how to vote your shares on the proposal, your broker or nominee will have the discretion to vote your shares on such proposal. Accordingly, if you fail to provide voting instructions to your broker or nominee, your broker or nominee can vote your shares on the proposal in a manner that is contrary to what you intend. For example, if you are against the approval of Proposal 2 but you do not provide any voting instructions to your broker, your broker can nonetheless vote your shares “For” Proposal 2.

Proposal 1, Proposal 3, and Proposal 4 are deemed to be “non-routine” matters, and as a result, your broker or nominee may not vote your shares on Proposal 1, Proposal 3 or Proposal 4 in the absence of your instruction. See the discussion above for the impact in the event that you fail to instruct your broker to vote. If you are a beneficial owner of shares registered in the name of your broker or other nominee, we strongly encourage you to provide voting instructions to the broker or nominee that holds your shares to ensure that your shares are voted in the manner in which you want them to be voted.

If you hold shares in “street name” and want to vote over the Internet during the Annual Meeting, you will need to ask your broker, bank, dealer or other agent to provide you with a valid legal proxy. Please note that if you request a legal proxy from your broker, bank, dealer or other agent, any previously executed proxy will be revoked and your vote will not be counted unless you vote over the Internet during the Annual Meeting or appoint another valid legal proxy to vote on your behalf.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted “For” Proposals 1, 2, 3, 5 and “For” three years for Proposal 4. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways before the final vote at the Annual Meeting:

•You may grant a subsequent proxy by Internet;
•You may submit a subsequent proxy by telephone;
•You may submit another properly completed proxy card with a later date;
•You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 540 Gaither Road, Suite 400, Rockville, Maryland 20850; or
•You may vote over the Internet during the Annual Meeting (or have a personal representative with a valid proxy vote), although simply attending the Annual Meeting will not, by itself, revoke your proxy.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or dealer as a nominee or agent, you should follow the instructions provided by your broker, bank or dealer.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?
Any proposals that a stockholder intends to present at our 2023 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received by us no later than 5:00 p.m., Eastern Time, on December 27, 2022. Any such proposals also must comply with Rule 14a-8 regarding the inclusion of stockholder proposals in the Company’s proxy materials. Proposals should be addressed to the Corporate Secretary, Avalo Therapeutics, Inc., 540 Gaither Road, Suite 400, Rockville, Maryland 20850.

If you wish to submit a proposal (including a director nomination) at the 2023 Annual Meeting that is not to be included in next year’s proxy materials, your proposal or director nomination must be submitted in writing between February 14, 2023 and March 16, 2023, to the Corporate Secretary, Avalo Therapeutics, Inc., 540 Gaither Road, Suite 400, Rockville, Maryland 20850. Director nominations must include the information required by our bylaws, including, among other things: the full name, address and age of the proposed nominee; the proposed nominee’s principal occupation or employment; the class and number of shares of capital stock of the Company owned of record and beneficially by such proposed nominee; the date or dates on which such shares were acquired and the investment intent of such acquisition; and such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved). You may contact our Corporate Secretary at the address above to obtain a copy of the relevant bylaw provisions regarding the requirements for making stockholder nominations.

How are votes counted?

Votes will be counted by the Inspector of Election appointed for the Annual Meeting, who will separately count, for Proposal 1, votes “For,” “Withheld” and broker non-votes and, with respect to Proposal 2, Proposal 3, Proposal 4, and Proposal 5 votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted toward the vote total for Proposal 2, Proposal 3, Proposal 4, and Proposal 5 and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for Proposals 1, 3, 4 and 5.

What are “broker non-votes”?

When a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as broker non-votes.

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1.	Election of the seven directors nominated by the Board	Nominees receiving the most “For” votes	“Withheld” votes will have no effect	None
2.	Approval of a reverse stock split of the Company’s common stock	Majority of shares outstanding and entitled to vote	Counted “against”	Shares may be voted by brokers in their discretion, but any non-votes will be a vote against
3.	Nonbinding advisory stockholder vote on the compensation of our named executive officers	Majority of shares present and entitled to vote	Counted “against”	None
4.	Nonbinding advisory stockholder vote regarding the frequency submission of stockholders Say-on-Pay advisory vote	Majority of shares present and entitled to vote	Counted “against”	None
5.	Ratification of the appointment of independent registered public accounting firm	Majority of shares present and entitled to vote	Counted “against”	Shares may be voted by brokers in their discretion, but any non-votes have no effect
What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. At the close of business on the Record Date, there were [●] shares outstanding and entitled to vote. Abstentions and broker non-votes (discussed above) are included in determining whether a quorum is present. Thus, the holders of [●] shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy by Internet, telephone, or proxy card (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote over the Internet during the Annual Meeting. Abstentions will be counted towards the quorum requirement. If there is no quorum, the chairman of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting. In addition, we will publish final voting results in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8‑K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

IMPORTANT INFORMATION IF YOU PLAN TO VIRTUALLY ATTEND THE ANNUAL MEETING

You must be able to show that you owned Avalo common stock on the Record Date, April 20, 2022, in order to gain admission to the Annual Meeting. When you log in to www.virtualshareholdermeeting.com/AVTX2022, you will be required to enter the 16-digit control number contained on your proxy card that evidences that you are a stockholder of record. Registration for the Annual Meeting will begin at 9:15 a.m. Eastern Time on June 14, 2022.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD

After review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following directors are independent directors within the meaning of the applicable Nasdaq listing standards and the independence criteria set forth in our Corporate Governance Guidelines: Dr. Almenoff, Mr. Boyd, Mr. Chan, Dr. Kaplan, Dr. Maher, and Dr. Persson. The Board also affirmatively determined former directors, Dr. Sol Barer, Dr. Suzanne Bruhn, and Mr. Phil Gutry, who served as Company directors in 2021, were independent directors within the meaning of applicable Nasdaq listing standards and the independence criteria set forth in our Corporate Governance Guidelines. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.

In making those independence determinations, the Board took into account certain relationships and transactions that occurred in the ordinary course of business between the Company and entities with which some of its directors are or have been affiliated. The Board considered all relationships and transactions that occurred during any 12-month period within the last three fiscal years, including the participation by our directors and entities affiliated with our directors in various financing transactions with the Company, and determined that there were no relationships that would interfere with their exercise of independent judgment in carrying out their responsibilities as directors.

In making its independence determination with respect to Mr. Boyd and Dr. Maher, the Board considered that Mr. Boyd and Dr. Maher are each managing members of Armistice Capital LLC (an affiliate of Armistice Capital Master Fund Ltd. and collectively, “Armistice”). Armistice is a long-short equity hedge fund focused on the health care and consumer sectors and is the Company’s largest shareholder. As of the Record Date, Armistice beneficially owned approximated [●]% of our outstanding common stock. In particular, the Board considered Armistice’s right to designate two directors to our Board based on its current beneficial ownership of our common stock (as discussed in more detail in “Proposal 1 – Election of Directors”). After considering each of Mr. Boyd’s and Dr. Maher’s relationship with Armistice, the Board concluded that it did not interfere with either Mr. Boyd’s or Dr. Maher’s ability to exercise independent judgment in carrying out his responsibilities as a member of the Board and, in the case of Mr. Boyd, as a member of the Nominating and Corporate Governance Committee.

Joseph Miller is not an independent director within the meaning of applicable Nasdaq listing standards and the independence criteria set forth in our Corporate Governance Guidelines because of his prior employment with the Company, which ended in April 2020. Similarly, Director Nominee, Garry Neil, will not qualify as an independent director within the meaning of applicable Nasdaq listing standards and the independence criteria set forth in our Corporate Governance Guidelines because of his employment with the Company, which began in February 2020.

BOARD LEADERSHIP STRUCTURE

The Company’s Board is currently chaired by Mr. Boyd who was appointed Chairman of the Board in December 2021. Currently, the role of Chairman of the Board is separated from the role of Chief Executive Officer. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to, and independent oversight of management. While our bylaws and our corporate governance guidelines do not require that our Chairman and Chief Executive Officer positions be separate, our Board believes that having separate positions is the appropriate leadership structure for us at this time, and intends to maintain this separation where appropriate and practicable and demonstrates our commitment to good corporate governance. The Board appointed Dr. Magnus Persson as the lead independent director in November of 2021. The lead independent director is empowered to, among other duties and responsibilities, approve agendas and meeting schedules for regular Board meetings, preside over and establish the agendas for meetings of the independent directors, preside over any portions of Board meetings at which the evaluation of the Board is presented or discussed, coordinate the activities of the other independent directors and perform such other duties that the Board may establish or delegate.

In addition, it is the responsibility of the lead independent director to coordinate between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues. We believe our leadership structure is appropriate given the size of our Company (in terms of number of employees) and the historical experience and understanding of our Company and industry.

Our independent directors meet alone in executive session no less than two times per year. The Chairman of the Board may call additional executive sessions of the independent directors at any time, and the Chairman of the Board shall call an executive session at the request of a majority of the independent directors. The purpose of these executive sessions is to promote open and candid discussion among non-employee directors.

ROLE OF THE BOARD IN RISK OVERSIGHT

Our Board believes that risk management is an important part of establishing, updating and executing the Company’s business strategy. Our Board, as a whole and at the committee level, has oversight responsibility relating to risks that could affect the corporate strategy, business objectives, compliance, operations, and the financial condition and performance of the Company. Our Board focuses its oversight on the most significant risks facing the Company and its processes to identify, prioritize, assess, manage and mitigate those risks. Our Board and its committees receive regular reports from members of the Company’s senior management on areas of material risk to the Company, including strategic, operational, financial, legal and regulatory risks. While our Board has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on the Company.

The Audit Committee of the Board, as part of its responsibilities, oversees the management of financial risks, including accounting matters, corporate tax positions, insurance coverage and cash investment strategy and results. The Audit Committee is also responsible for overseeing the management of risks relating to the performance of the Company’s internal audit function, if required, and its independent registered public accounting firm, as well as our systems of internal controls and disclosure controls and procedures. The Compensation Committee of the Board is responsible for overseeing the management of risks relating to our executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies. The Nominating and Corporate Governance Committee of the Board oversees the management of risks associated with our overall compliance and corporate governance practices, and the independence and composition of our Board. These committees provide regular reports to the full Board.

MEETINGS OF THE BOARD

The Board met thirteen times during 2021. All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of 2021 for which he or she was a director or committee member, respectively.

It is the Company’s policy to invite directors and nominees for director to attend the Annual Meeting. All of our directors then holding office attended the 2021 Annual Meeting of Stockholders.

INFORMATION REGARDING COMMITTEES OF THE BOARD

The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides the current membership for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Steven Boyd			X
June Almenoff, M.D., Ph.D.	X		X
Mitchell Chan	X*	X
Gilla Kaplan, Ph.D.		X
Keith Maher, M.D.
Joseph Miller
Magnus Persson, M.D., Ph.D.	X	X*	X*

* Committee Chairperson

Sol Barer, Ph.D. served as the Company’s Chairman of the Board until his resignation from the Board effective June 15, 2021.

Michael Cola served on the Board at all times during the year ended December 31, 2021 and until February 16, 2022. He served as the Company’s Chairman of the Board from June 16, 2021 until December 14, 2021.

Suzanne Bruhn, Ph.D. served on the Board until November 10, 2021. Dr. Bruhn served as a member of the Audit Committee and a member of the Compensation Committee until November 10, 2021.

Phil Gutry served on the Board until December 1, 2021. Mr. Gutry served as the Chairman of the Audit Committee, Chairman of the Nominating and Corporate Governance Committee and a member of the Compensation Committee until December 1, 2021.

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Audit Committee

The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements, the qualifications and independence of our independent auditors, and our internal financial and accounting controls. The Audit Committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent auditors, and our independent auditors report directly to the Audit Committee. The Audit Committee also prepares the audit committee report that the SEC requires to be included in our annual proxy statement.

The Audit Committee is currently composed of three directors: Mr. Chan (Chair), Dr. Almenoff and Dr. Persson. Mr. Gutry served as Chairman of our Audit Committee until December 1, 2021. Dr. Bruhn served on our Audit Committee until November 10, 2021.

The Board reviews the Nasdaq Listing Rules definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent as defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq Listing Rules. The Board has also determined that Mr. Chan qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made qualitative assessments of Mr. Chan’s level of knowledge and experience based on a number of factors, including formal education and experience.

The Audit Committee met nine times during 2021. The Board has adopted a written Audit Committee charter that is available to stockholders under the heading “Corporate Governance” on the Company’s website at ir.avalotx.com.

Report of the Audit Committee of the Board

The Company maintains an independent Audit Committee that operates under a written charter adopted by the Board. The Audit Committee’s charter is available on our website at ir.avalotx.com. All of the members of the Audit Committee are independent as defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq Listing Rules.

The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with management of the Company. The Audit Committee has discussed with the Company’s independent registered public accounting firm, Ernst & Young LLP, the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

Submitted by the Audit Committee:

Mr. Mitchell Chan, Chair
Dr. June Almenoff
Dr. Magnus Persson

Compensation Committee

The Compensation Committee approves the compensation objectives for the Company, approves the compensation of the principal executive officer and approves or recommends to our Board for approval the compensation of other executives. The Compensation Committee reviews all compensation components, including base salary, bonus, benefits and other perquisites.

The Compensation Committee is currently composed of three directors: Dr. Persson (Chair), Mr. Chan and Dr. Kaplan. Dr. Bruhn and Mr. Gutry served on our Compensation Committee until November 10, 2021 and December 1, 2021, respectively. All members of the Compensation Committee during 2021 are independent as defined in Rule 5605(d)(2) of the Nasdaq Listing Rules and each is a non-employee member of our Board as defined in Rule 16b-3 under the Exchange Act.

The Compensation Committee met six times during 2021. The Board has adopted a written Compensation Committee charter that is available to stockholders under the heading “Corporate Governance” on the Company’s website at ir.avalotx.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board is responsible for making recommendations to our Board regarding candidates for directorships and the structure and composition of our Board and the Board committees. In addition, the Nominating and Corporate Governance Committee is responsible for maintaining and recommending to our Board corporate governance guidelines applicable to the Company and advising our Board on corporate governance matters.

The Nominating and Corporate Governance Committee is currently composed of three directors: Dr. Persson (Chair), Mr. Boyd and Dr. Almenoff. Mr. Gutry served as Chairman of our Nominating and Corporate Governance Committee until December 1, 2021. The Board has determined that all members of the Nominating and Corporate Governance Committee during 2021 are independent as defined in Rule 5605(a)(2) of the Nasdaq Listing Rules.
In accordance with Rule 5605(e)(1)(A) of the Nasdaq Listing Rules, even though we maintain a standing nominating committee, a majority of the independent directors of the Board recommend director nominees. Our non-independent directors do not participate in the recommendation of director nominees.

The Nominating and Corporate Governance Committee met two times during 2021. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders under the heading “Corporate Governance” on the Company’s website at ir.avalotx.com.

Other Board Committees

Science and Technology Advisory Committee

The Science and Technology Advisory Committee (“SATAC”) is responsible for periodically reviewing, and advising management on, matters relating to the Company’s strategic direction and investment in research, development and technology, and periodically advising and reporting to the Board on such matters. In addition, the SATAC also advises management and the Board on matters relating to identifying and evaluating significant emerging trends and issues in science and technology and considering the potential impact of such on the Company. The SATAC is currently composed of three directors: Dr. Kaplan (Chair), Dr. Almenoff and Dr. Persson. Dr. Barer and Dr. Bruhn served on our SATAC until June 15, 2021 and November 10, 2021, respectively.

Transaction Committee

The Transaction Committee of the Board is responsible for assisting and advising management in its review, consideration and evaluation of proposed business development, financing and other strategic transactions. In addition, the Transaction Committee reviews, considers and evaluates proposed product or business acquisitions or divestitures, licensing, distribution, promotion, collaboration and other commercial agreements and arrangements, joint ventures, and any other business development transactions. The Transaction Committee is currently composed of three directors: Mr. Chan (Chair), Mr. Boyd and Mr. Miller.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

Stockholders who wish to communicate with members of our Board, including the independent directors individually or as a group, may send correspondence to them in care of our Corporate Secretary at our principal executive offices at 540 Gaither Road, Suite 400, Rockville, Maryland 20850. Such communication will be forwarded to the intended recipient(s). We currently do not intend to have our Corporate Secretary screen this correspondence, but we may change this policy if directed by the Board due to the nature or volume of the correspondence.

CODE OF ETHICS

The Company has adopted the Avalo Therapeutics, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available under the heading “Corporate Governance” on the Company’s website at ir.avalotx.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

CORPORATE GOVERNANCE GUIDELINES

In June 2015, the Board documented the governance practices followed by the Company by adopting Corporate Governance Guidelines (the “Guidelines”) to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The Guidelines were amended by the Board in August 2019.
The Guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Guidelines set forth the practices the Board intends to follow with respect to Board composition and selection, the role of the Board, director orientation and education, Board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning and Board committees and compensation. The Guidelines, as well as the charters for each committee of the Board, may be viewed under the heading “Corporate Governance” at ir.avalotx.com.

Additionally, our insider trading policy strongly discourages employees, consultants, officers and directors from engaging in short sales, transactions in put or call options, hedging transactions, margin accounts or other inherently speculative transactions with respect to the Company’s stock at any time.

Board Diversity

We are committed to fostering an environment of diversity and inclusion, including among the members of our board of directors. Therefore, while the Board has not adopted a formal diversity policy, in considering director nominees, the Nominating and Corporate Governance Committee considers candidates who represent a mix of backgrounds and a diversity of gender, race, ethnicity, age, background, professional experience and perspectives that enhance the quality of deliberations and decisions of our Board, in the context of both the perceived needs of the structure of our Board and the Company’s business and structure at that point in time.

BOARD DIVERSITY MATRIX (as of April 4, 2022)
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	3	—	2
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	2

PROPOSAL 1

ELECTION OF DIRECTORS

The Board currently consists of seven members, each of which serves for a one-year term or until a successor has been elected and qualified. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors in office. A director elected by the Board to fill a vacancy, including vacancies created by an increase in the number of directors, shall serve for the remainder of the year term and until the director’s successor is duly elected and qualified.

Process for Selecting and Nominating Directors

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management; having sufficient time to devote to the affairs of the Company; demonstrating excellence in his or her field; having the ability to exercise sound business judgment; and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. While the Nominating and Corporate Governance Committee does not have a specific policy concerning diversity, it does consider potential benefits that may be achieved through diversity in viewpoint, professional experience, education and skills. The Board and the Nominating and Corporate Governance Committee assess the effectiveness of the Board’s diversity efforts as part of the annual Board evaluation process.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also considers whether the nominee would be an independent director under the Company’s Corporate Governance Guidelines, Nasdaq listing standards and applicable law. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, an executive search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will also consider director candidates recommended by stockholders to be included in next year’s proxy materials pursuant to SEC Rule 14a-8. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board at the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Corporate Secretary, Avalo Therapeutics, Inc., 540 Gaither Road, Suite 400, Rockville, Maryland 20850. The Corporate Secretary must receive the stockholder nominations no later than 5:00 p.m., Eastern Time, on December 27, 2022 to be included in the proxy materials for, and considered for candidacy at, the 2023 Annual Meeting.

Our bylaws also permit stockholders to nominate director candidates for consideration at the 2023 Annual Meeting, but not to have the nomination considered for inclusion in the proxy materials for that meeting. Stockholders wishing to nominate director candidates can do so by writing to Corporate Secretary, Avalo Therapeutics, Inc., 540 Gaither Road, Suite 400, Rockville, Maryland 20850, giving the information required in our bylaws, including, among other things (i) the full name, address and age of the proposed nominee, (ii) the proposed nominee’s principal occupation or employment, (iii) the class and number of shares of capital stock of the Company owned of record and beneficially by such proposed nominee, (iv) the date or dates on which such shares were acquired and the investment intent of such acquisition and (v) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved). You may contact our Corporate Secretary at the address above to obtain a copy of the relevant bylaw provisions regarding the requirements for making stockholder nominations. The Corporate Secretary must receive stockholder nominations between February 14, 2023 and March 16, 2023 to be considered for candidacy at the 2023 Annual Meeting.

In connection with the Securities Purchase Agreement dated April 27, 2017, between the Company and Armistice, the Company agreed that as long as Armistice maintains beneficial ownership of at least 13% of our outstanding common stock, Armistice, exclusively and as a separate class, has the right to designate two directors to our Board, and as long as Armistice maintains beneficial ownership of at least 10% of our outstanding common stock, Armistice, exclusively and as a separate class, has the right to designate one director. As of the Record Date, Armistice beneficially owned approximately [●]% of our outstanding common stock.

The Company intends to nominate each of the individuals named below to serve as directors on our Board until their successor is duly elected and qualified at the 2023 Annual Meeting of Stockholder or, if earlier, his or her death, resignation, or removal. Each of the proposed nominees has consented to stand for election as a member of our Board, and the Company’s management has no reason to believe that any nominee will be unable to serve. Each of the nominees, with the exception of Dr. Neil, are currently a director of the Company. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our Board.

The following sets forth certain information regarding the proposed nominees, including each director’s specific experience, skills and qualifications. The Board believes that the combination of the various experiences, skills and qualifications represented contributes to an effective and well-functioning Board and that the nominees possess the qualifications to provide meaningful oversight of the Company’s business and strategy.

Directors Nominated for Election at the Annual Meeting:

Name	Age	Director Since	Position(s) with Avalo
Steven Boyd	41	May 2017	Chairman of the Board of Directors and Director
June Almenoff, M.D., Ph.D.	65	November 2021	Director
Mitchell Chan	41	December 2021	Director
Gilla Kaplan, Ph.D.	75	October 2020	Director
Keith Maher, M.D.	54	October 2021	Director
Garry Neil, M.D.	68	New Nominee	President, Chief Executive Officer
Magnus Persson, M.D., Ph.D.	61	April 2012	Director

The following is a brief biography of each director nominated for election:

Steven Boyd. Mr. Boyd has served on our Board since May 2017 and was appointed Chairman of the Board in December 2021. He has served as the Chief Investment Officer of Armistice Capital, a long-short equity hedge fund focused on the health care and consumer sectors, since 2012. From 2005 to 2012, Mr. Boyd was a research analyst at Senator Investment Group, York Capital, and SAB Capital Management, where he focused on healthcare. Mr. Boyd began his career at McKinsey & Company. Mr. Boyd currently serves as a member of the board of directors of Tenax Therapeutics, Inc. (Nasdaq: TENX). Mr. Boyd previously served as a member of the boards of directors of Aytu BioScience, Inc. (Nasdaq: AYTU), Vaxart, Inc. (Nasdaq: VXRT), and Kiora Pharmaceuticals Inc. (Nasdaq: KPRX).

Mr. Boyd received a B.S. in Economics and a B.A. in Political Science from The Wharton School of the University of Pennsylvania. Our Board believes that Mr. Boyd’s experience in the capital markets and strategic transactions, and his focus on the healthcare industry makes him a valuable member of our Board.

June Almenoff, M.D., Ph.D. Dr. Almenoff has served on our Board since November 2021. Dr. Almenoff is currently the Chief Medical Officer at RedHill Biopharma Ltd (Nasdaq: RDHL), a specialty biopharmaceutical company, primarily focused on gastrointestinal and infectious diseases. From March 2010 to October 2014, Dr. Almenoff served as President and Chief Medical Officer and a member of the board of directors of Furiex Pharmaceuticals, Inc. (previously Nasdaq: FURX) (“Furiex”), a drug development collaboration company that was acquired by Actavis plc (now AbbVie, Inc.) for $1.2 billion in July 2014. Prior to joining Furiex, Dr. Almenoff was at GlaxoSmithKline plc (NYSE: GSK) for twelve years, where she held various positions of increasing responsibility, most recently Vice President in the Clinical Safety organization. Dr. Almenoff is on the investment advisory board of the Harrington Discovery Institute, a private venture philanthropy. She serves as a Board Director to Brainstorm Therapeutics, Inc. (Nasdaq: BCLI) and Tenax Therapeutics, Inc. (Nasdaq: TENX). She previously served as a member of the board of directors of Tigenix NV (acquired by Takeda Pharmaceutical Company Limited in August 2018), Kurome Therapeutics, Inc., and as chair of the board of directors of RDD Pharma, Ltd. (now 9 Meters Biopharma, Inc.). Dr. Almenoff received her B.A. cum laude from Smith College and graduated with AOA honors from the M.D.-Ph.D. program at the Icahn (Mt. Sinai) School of Medicine. She completed post-graduate medical training at Stanford University Medical Center and served on the faculty of Duke University School of Medicine. She is an adjunct Professor at Duke, a Fellow of the American College of Physicians (FACP) and has authored over 60 publications. Our Board believes that Dr. Almenoff’s close to 25 years of leadership experience as a biopharma executive and her expertise in research and development and commercialization makes her a valuable member of our Board.

Mitchell Chan. Mr. Chan has served on our Board since December 2021. Mr. Chan is currently the Operating Partner at Catalio Capital Management, LP, a venture capital fund focused on investments in biomedical technology companies. From September 2018 to March 2021, Mr. Chan was at Viela Bio, Inc. (“Viela”), a clinical-stage biotechnology company, and most recently served as the Chief Financial Officer and oversaw the acquisition of Viela by Horizon Therapeutics plc for $3.1 billion. Prior to Viela, Mr. Chan served as the Director of Investor Relations for AstraZeneca, North America (Nasdaq: AZN), a multinational pharmaceutical and biotechnology company. Mr. Chan also held several roles of increasing responsibility within the Roche Group, at Genetech and F. Hoffmann-La Roche AG, including in biooncology commercial finance, research and development finance, and mergers and acquisitions. Mr. Chan is the recipient of Executive Certifications from Stanford University, University of California (Haas), and University of Pennsylvania (Wharton) and earned his B.S. in Biochemistry, M.S. in Medial Biophysics, and MBA from the University of Toronto (Rotman School of Management). Our Board believes that Mr. Chan’s more than 15 years of leadership experience in the finance and investor relation functions at successful life science companies makes him a valuable member of our Board.

Gilla Kaplan, Ph.D. Dr. Kaplan has served on our Board since October 2020. She has spent her career as an academic research scientist leading her laboratory in investigations focusing on human disease, and exploring novel experimental medicine approaches that modulate the immune response for disease control. Dr. Kaplan’s work has encompassed developing a deep understanding of the cellular immune response and how to harness it for host adjunctive therapies. She is the co-founder and currently serves as the Chief Research Officer of Gilrose Pharmaceuticals. She was the Director of the Global Health Program, Tuberculosis, at the Bill and Melinda Gates Foundation (“BMGF”) from January 2014 until April 2018. Building on her 20-year research experience at Rockefeller University in New York City and then 10-year research experience at the Public Health Research Institute Center at the University of Medicine and Dentistry of New Jersey, she led the reshaping of the tuberculosis program at BMGF. Dr. Kaplan is the recipient of multiple grants from the U.S. National Institutes of Health-National Institute of Allergy and Infectious Diseases and other funding organizations for her research. Dr. Kaplan currently serves as a member of the board of directors of Tyra Biosciences, Inc. (Nasdaq: TYRA) and previously served as a member of the board of directors of Celgene Corporation (previously Nasdaq: CELG). Dr. Kaplan received her B.S. from Hebrew University, Jerusalem, Israel and her M.S. Ph.D. in Cellular Immunology from the University of Tromso, Norway. Our Board believes that Dr. Kaplan’s academic and industry experience in immunology and rare diseases makes her a valuable member of Board.

Keith Maher, M.D. Dr. Maher has served on our Board since October 2021. Dr. Maher has served as a Managing Director at Armistice Capital, a long-short equity hedge fund focused on the health care and consumer sectors, since 2018. From 2013 through 2018, Dr. Maher served as the North American healthcare analyst for Schroder Investment Management Ltd. From 2007 to 2013, Dr. Maher held senior roles at Omega Advisors, Inc. and Gracie Capital L.P.. Prior to that, he founded Valesco Healthcare Partners, a global healthcare fund, in partnership with Paramount Bio Capital.

Earlier in his career, Dr. Maher has also worked as a Managing Director at Weiss, Peck & Greer Investments Inc., which he joined from Lehman Brothers, where he was an equity research analyst covering medical device and technology companies. Dr. Maher currently serves as a member of the board of directors of Tenax Therapeutics, Inc. (Nasdaq: TENX). He previously served as a member of the boards of directors of Vaxart, Inc. (Nasdaq: VXRT), Tetraphase Pharmaceuticals, Inc., and Kiora Pharmaceuticals Inc. (Nasdaq: KPRX). Dr. Maher received his M.D. from Albany Medical College and completed his clinical training at the Mount Sinai Medical Center in the Department of Medicine. Dr. Maher holds an MBA from Northwestern University’s Kellogg Graduate School of Management as well as a B.A. from Boston University. Our Board believes that Dr. Maher’s medical training combined with his experience in the capital markets and strategic transactions makes him a valuable member of our Board.

Garry Neil, M.D. Dr. Neil has served as the President and Chief Executive Officer of the Company since February 2022. From March 2020 to February 2022, Dr. Neil served as the Chief Scientific Officer of the Company. Dr. Neil joined the Company as Chief Medical Officer in February 2020, when Aevi Genomic Medicine, Inc. (“Aevi”) was acquired by the Company (the “Aevi Merger”). Dr. Neil served as Chief Scientific Officer of Aevi from September 2013 until the Aevi Merger closed in February 2020. From September 2012 to September 2013, Dr. Neil was a Partner at Apple Tree Partners, a life sciences private equity fund. From July 2002 to August 2012, he held a number of senior positions at Johnson & Johnson, including Corporate VP of Science & Technology from November 2007 to August 2012, and Group President at Johnson & Johnson Pharmaceutical Research and Development from September 2005 to November 2007. Prior to joining Johnson & Johnson, he held senior positions at AstraZeneca, EMD Pharmaceuticals Inc. and Merck KGaA. Under his leadership, a number of important new medicines for the treatment of cancer, anemia, infections, central nervous system and psychiatric disorders, pain, and genitourinary and gastrointestinal diseases gained initial or expanded approvals. Dr. Neil served on the board of directors of Arena Pharmaceuticals, Inc. (Nasdaq: ARNA) until it was acquired by Pfizer Inc. (NYSE: PFE) in March 2022. Dr. Neil previously served as a member of the board of directors of GTx, Inc. (previously Nasdaq: GTXI). Dr. Neil also serves on the Board of Directors of the Reagan Udall Foundation and the Center for Discovery and Innovation. He is a past Chairman of the Pharmaceutical Research and Manufacturers Association (“PhRMA”) Science and Regulatory Executive Committee and the PhRMA Foundation Board, as well as a past member of the Foundation for the U.S. National Institutes of Health (“NIH”) and the Science Management Review Board of the NIH. Dr. Neil holds a B.S. from the University of Saskatchewan and an M.D. from the University of Saskatchewan College of Medicine. He completed postdoctoral clinical training in internal medicine and gastroenterology at the University of Toronto. Dr. Neil also completed a postdoctoral research fellowship at the Research Institute of Scripps Clinic. Our Board believes that Dr. Neil’s wealth of scientific and medical training combined with his substantial leadership skills and board experience will make him a valuable member of our Board.

Magnus Persson, M.D., Ph.D. Dr. Persson has served on our Board since August 2012 and currently serves as Lead Independent Director of the Board. Dr. Persson currently serves as Founding Partner and Chairman of the Board of Eir Venture Partners AB, a Nordics-focused life science venture capital fund, and associated companies. Previously, he was Chief Executive Officer of Karolinska Institutet Holding AB in Stockholm, Sweden. Dr. Persson has served as an Associate Professor in Physiology at the Karolinska Institutet since September 1994. Dr. Persson has served as a practicing pediatrician at CityAkuten and Barnsjukhuset Martina in Stockholm, Sweden since December 2012. Previously, Dr. Persson served as a Partner at HealthCap, a Swedish-based venture capital firm, from January 1996 to December 2009, and as a Managing Partner at The Column Group, a San Francisco-based venture capital firm, from January 2010 through November 2011. Dr. Persson co-founded Aerocrine AB, a medical technology company in 1994. Dr. Persson has also served on the board of directors of Galecto Biotech AB, Gyros Protein Technologies AB, ADDI Medical AB, and Immunicum AB (STO: IMMU). Dr. Persson is a board member of Attgeno AB, Trailhead Biosystems Inc, Cantargia AB (STO: CANTA) and Initiator Pharma AS (STO: INIT). Dr. Persson received his M.D. and Ph.D. in physiology from the Karolinska Institutet. Our Board believes that Dr. Persson’s extensive experience in medicine, life sciences and biotechnology financing and his experience founding and leading public biotechnology and medical technology companies make him a valuable member of our Board.

The Board of Directors unanimously recommends that stockholders vote “FOR” each of the nominees listed above.

DIRECTOR COMPENSATION
Our Board approved a compensation policy for our non-employee directors that became effective upon the closing of our initial public offering. After consultation with an independent, external compensation consultant, Radford, an Aon Company (“Aon Radford”), the policy was most recently amended in 2021 and further amended in January 2022 to fix clerical errors. The policy provides for the following compensation to our non-employee directors:

•The chair of our Board (if not an employee director) receives an annual fee of $70,000 and each other non-employee director receives $40,000;
•The chair of our Audit Committee receives an annual fee of $15,000 and each other member receives $7,500;
•The chair of our Compensation Committee receives an annual fee of $10,000 and each other member receives $5,000;
•The chair of our Nominating and Corporate Governance Committee receives an annual fee of $8,000 and each other member receives $4,000;
•The chair of our Science and Technology Advisory Committee receives an annual fee of $15,000 and each other member receives $7,500; and
•Each non-employee director is entitled to (i) an initial grant of stock options to purchase 80,000 shares of our common stock and (ii) an annual grant of options to purchase 40,000 shares of our common stock under the Third Amended and Restated 2016 Equity Incentive Plan (the “2016 Amended Plan”). The initial grant vests in three substantially equal annual installments over three years commencing on the first anniversary of the grant date. Each annual grant vests in full on the first anniversary of the grant date, in each case, subject to continued service from the date of grant until the applicable vesting dates.

Each non-employee director may make an election to receive all or a part of his or her annual cash compensation in the form of stock options to purchase shares of the Company’s common stock. Elections must be made in multiples of 5% of an Eligible Director’s (as defined in the 2016 Amended Plan) aggregate cash retainer. The stock options will be granted on the date on which the cash would have otherwise been paid, with an exercise price per share equal to the last reported sale price of the common stock on the Nasdaq Capital Market on the date of grant or, if such grant date is not a trading date, on the last trading date prior to the grant date, and with a term of ten years from the date of grant (subject to earlier termination in connection with a termination of service). The actual number of shares subject to the stock options will be determined so that the options have a “fair value” on the date of grant, using a Black-Scholes or binomial valuation model consistent with the methodology.

All fees under the director compensation policy are paid on a quarterly basis and no per meeting fees are paid. The Company reimburses non-employee directors for reasonable expenses incurred in connection with attending Board and committee meetings.

The following table sets forth information regarding the total compensation paid to the Company’s non-employee directors in 2021. The compensation amounts presented in the table below are historical and are not indicative of the amounts the Company may pay directors in the future. Directors who are also Company employees receive no additional compensation for their services as directors and are not included in the table below.

Name	Fees Earned or Paid in Cash(1) ($)	Option Awards(2) ($)	Other Compensation ($)	Total ($)	Option Awards Held at December 31, 2021 (#)
Current Non-Employee Directors:
Steven Boyd(3)	$—	$—	$—	$—	—
June Almenoff, M.D., Ph.D.(4)	$7,440	$130,650	$—	$138,090	80,737
Mitchell Chan(5)	$4,945	$106,359	$—	$111,304	80,000
Gilla Kaplan, Ph.D.	$—	$153,984	$—	$153,984	133,527
Keith Maher, M.D.(6)	$—	$—	$—	$—	—
Joseph Miller(7)	$—	$138,421	$—	$138,421	386,894
Magnus Persson, M.D., Ph.D.	$34,780	$133,201	$—	$167,981	283,325
Former Non-Employee Directors:
Sol Barer, Ph.D.(8)	$35,521	$98,421	$—	$133,942	1,577,500
Suzanne Bruhn, Ph.D.(9)	$29,093	$120,921	$8,407	$158,421	121,884
Phil Gutry(10)	$41,996	$118,821	$5,604	$166,421	225,599

(1) The amounts shown in this column reflect cash fees earned for services rendered in fiscal year 2021.

(2) The amounts shown in this column represent the aggregate grant date fair value of stock options granted in fiscal year 2021 computed in accordance with ASC 718, Compensation—Stock Compensation. The assumptions used in valuing these options are described under the caption “Stock-Based Compensation” in Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K, for the year ended December 31, 2021.

(3) Mr. Boyd elected to forego board compensation.

(4) Dr. Almenoff was appointed to the Board on November 10, 2021.

(5) Mr. Chan was appointed to the Board on December 1, 2021.

(6) Dr. Maher was appointed to the Board on October 15, 2021. Dr. Maher elected to forego board compensation.

(7) Mr. Miller served as Chief Financial Officer of the Company from July 2018 until April 24, 2020. Simultaneously with his resignation as an executive officer of the Company, Mr. Miller was appointed to serve on the Board. As of December 31, 2021, 280,000 of his outstanding stock options relate to stock options granted in his capacity as an executive of the Company and 106,894 relate to stock options granted in his capacity as a non-employee director. In addition, Mr. Miller held 11,250 unvested restricted stock units as of December 31, 2021, which were granted in his capacity as an executive of the Company.

(8) Dr. Barer served on the Board as its Chairman until June 15, 2021. Effective June 16, 2021, the Company and the Dr. Barer entered into an agreement for him to serve as a strategic advisor to the Board and the Company, including serving on the Company’s Scientific Advisory Board, for a period of at least one year. As consideration for these services, the Company modified his outstanding stock options to allow them to continue to vest during the term during which he serves as a strategic advisor and to treat Dr. Barer’s advisor services, when taken together with his prior Board service, as an uninterrupted period of continuous service.

(9) Dr. Bruhn served on the Board until November 10, 2021. In connection with her resignation and pursuant to the Cooperation Agreement the Company entered into with Armistice, the Company accelerated the vesting of her outstanding stock options as if Dr. Bruhn had served her full board term and extended the exercise period of her options until the second anniversary of her resignation. Additionally, Dr. Bruhn will receive compensation as if she had served the full board term, which compensation in 2021 is shown in the “Other Compensation” column.

(10) Mr. Gutry served on the Board until December 1, 2021. In connection with his resignation and pursuant to a Cooperation Agreement the Company entered into with Armistice, the Company accelerated the vesting of his outstanding stock options as if Mr. Gutry had served his full board term and extended the exercise period of his options until the second anniversary of his resignation. Additionally, Mr. Gutry will receive compensation as if he had served the full board term, which compensation in 2021 is shown in the “Other Compensation” column.

PROPOSAL 2

APPROVAL OF REVERSE STOCK SPLIT

The Board of Directors deems it advisable and in the best interest of the Company that the Board be granted the discretionary authority to amend the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”), to effect a reverse stock split of the Company’s issued and outstanding common stock as described below (the “Reverse Stock Split Amendment”). The form of Reverse Stock Split Amendment to be filed with the Delaware Secretary of State is set forth in Annex A.

Approval of the proposal would permit (but not require) our Board of Directors to effect a reverse stock split of our issued and outstanding common stock by a ratio of not less than one-for-five and not more than one-for-twenty (the “Reverse Stock Split”), with the exact ratio to be set at a number within this range as determined by our Board in its sole discretion, provided that the Company effects the Reverse Stock Split no later than one year following the approval of this proposal by stockholders. We believe that enabling our Board to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our Company and our stockholders. In determining a ratio, if any, our Board may consider a variety of factors.

Our Board of Directors reserves the right to elect to abandon the Reverse Stock Split, including any proposed Reverse Stock Split ratio, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of our Company and our stockholders.

Depending on the ratio for the Reverse Stock Split determined by our Board of Directors, no less than five (5) and no more than twenty (20) shares of outstanding common stock, as determined by our Board, will be combined into one share of common stock. Our Board has determined that if the Reverse Stock Split is effected, those stockholders entitled to receive fractional shares would receive, in lieu of any fractional share, the number of shares rounded up to the next whole number.

Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

The Company’s primary reasons for approving and recommending the Reverse Stock Split are to increase the per share price and bid price of our common stock to help the Company regain compliance with the continued listing requirements of Nasdaq Listing Rules.

On March 17, 2022, we received a letter from the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that for the last 30 consecutive business days the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). The Nasdaq letter had no immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has a compliance period of 180 calendar days, or until September 13, 2022, to regain compliance with the Bid Price Rule. If at any time before September 13, 2022, the bid price of the Company's common stock closes at $1.00 per share or more for a minimum of ten consecutive trading days, Nasdaq will provide the Company with a written confirmation of compliance with the Bid Price Rule. Even in such event, our Board may determine it is in the best interests of our Company and our stockholders to effect the Reverse Stock Split.

Reducing the number of outstanding shares of common stock should, absent other factors, generally increase the per share market price of our common stock. Although the intent of the Reverse Stock Split is to increase the price of our common stock, there can be no assurance, however, even if the Reverse Stock Split is effected, that the bid price of the Company’s common stock will be sufficient for the Company to regain compliance with the Bid Price Rule.

In addition, the Company believes the Reverse Stock Split will make our common stock more attractive to a broader range of investors, as it believes that the current market price of our common stock may deter or even prevent certain institutional investors, professional investors and other members of the investing public from purchasing our stock.

The Company believes that the Reverse Stock Split will make our common stock a more attractive and cost-effective investment for many investors, which in turn would enhance the liquidity of the holders of our common stock.

There can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split, that as a result of the Reverse Stock Split we will be able to meet or maintain a bid price over the minimum bid price requirement of Nasdaq or that the market price of our common stock will not decrease in the future.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split will become effective upon the filing or such later time as specified in the filing (the “Split Effective Time”) of the Reverse Stock Split Amendment with the Delaware Secretary of State. The form of the Reverse Stock Split Amendment is attached hereto as Annex A. The exact timing of the filing of the Reverse Stock Split Amendment and the ratio of the Reverse Stock Split (within the approved range) will be determined by our Board of Directors based on its evaluation as to when such action and at what ratio will be the most advantageous to the Company and our stockholders. In addition, our Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the Reverse Stock Split Amendment, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split. If the Reverse Stock Split Amendment has not been filed with the Delaware Secretary of State by the date that is one year following the approval of this proposal by our stockholders, our Board will abandon the Reverse Stock Split.

Principal Effects of the Reverse Stock

The Reverse Stock Split will be effected simultaneously for all outstanding shares of the Company’s common stock. The Reverse Stock Split will affect all of the Company’s stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any stockholders owning a fractional share, in which event any such stockholder will be issued one whole share in lieu of the fractional share. Common stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable. The Reverse Stock Split will not affect the Company continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As of the Split Effective Time, the Company will adjust and proportionately decrease the number of shares of common stock reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all options, restricted stock units and warrants and other rights to acquire shares of common stock. In addition, as of the Split Effective Time, the Company will adjust and proportionately decrease the total number of shares of common stock that may be the subject of the future grants under the Third Amended and Restated 2016 Equity Incentive Plan.

As an example, the following table illustrates the approximate effects of a 1-for-20 and a 1-for-5 reverse stock split (and giving effect to the treatment of fractional shares issuable on outstanding equity awards and warrants) as of March 8, 2022:

	Prior to Reverse Stock Split	After 1-for-20 Reverse Stock Split	After 1-for-5 Reverse Stock Split
Common stock outstanding(1)	112,794,203	5,639,711	22,558,841
Common stock issuable pursuant to outstanding equity awards	17,722,379	886,216	3,544,563
Common stock issuable pursuant to outstanding warrants	5,774,267	288,720	1,154,861

(1) No effect given for the treatment of fractional shares.

Authorized Shares of Common Stock

The Reverse Stock Split will not change the number of authorized shares of the Company’s common stock under the Charter or the par value of the common stock, which will remain at $0.001. Because the number of issued and outstanding shares of common stock will decrease, the number of shares of common stock remaining available for issuance will increase. Currently, under our Charter, our authorized capital stock consists of 200,000,000 shares of common stock.

Subject to limitations imposed by Nasdaq Listing Rules, the additional shares available for issuance may be issued without stockholder approval at any time, in the sole discretion of our Board of Directors. The authorized and unissued shares may be issued for cash, for acquisitions or for any other purpose that is deemed in the best interests of the Company.

Registered “Book-Entry” Holders of Common Stock (i.e., stockholders that are registered on the transfer agent’s books and records, but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split common stock, subject to adjustment for treatment of fractional shares.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by our transfer agent after the Split Effective Time. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split common stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of common stock that they are entitled as a result of the Reverse Stock Split, subject to the treatment of fractional shares described herein. Until surrendered, we will deem outstanding Old Certificates held by stockholders to represent the number of whole shares of post-Reverse Stock Split common stock to which these stockholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate, the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate.

The Company expects that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. No service charges will be payable by holders of shares of common stock in connection with the exchange of certificates. All of such expenses will be borne by the Company.

Beneficial Holders of Common Stock (i.e., stockholders who hold in “street name”)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed how to effect the Reverse Stock Split for their beneficial holders holding our common stock in “street name”. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal or dissenter’s rights with respect to the Reverse Stock Split, and we will not independently provide our stockholders with such rights.

Potential Anti-Takeover Effect

Even though the Reverse Stock Split would result in an increased proportion of unissued authorized shares to issued, which could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of our Company with another company), the Reverse Stock Split Proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar transactions to our Board and stockholders.

Fractional Shares

Any fractional shares resulting from the Reverse Stock Split that are due to stockholders will entitle the stockholders to receive from the Company’s transfer agent, in lieu of any fractional share, the number of shares rounded up to the next whole number.

The ownership of a fractional share interest following the Reverse Stock Split will not give the holder any voting, dividend or other rights, except to receive the number of shares rounded up to the next whole number.

Effect of the Reverse Stock Split on the Third Amended and Restated 2016 Equity Incentive Plan, the 2016 Employee Stock Purchase Plan, Options, Restricted Stock Units, Warrants, and Convertible or Exchangeable Securities

Based upon the Reverse Stock Split ratio determined by the Board of Directors, proportionate adjustments generally will be required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants and any other convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants and any other convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock units will be similarly adjusted, subject to rounding up for any fractional shares. The number of shares reserved for issuance pursuant to these securities, as well as the number of shares reserved for future issuance under the Third Amended and Restated 2016 Equity Incentive Plan and the 2016 Employee Stock Purchase Plan, will be proportionately based upon the Reverse Stock Split ratio determined by the Board, subject to rounding up for any fractional shares.

Accounting Matters

The Reverse Stock Split Amendment will not affect the par value of our common stock per share, which will remain $0.001 par value per share. As a result, as of the Split Effective Time, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet, in the aggregate, will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Certain Federal Incomes Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock. Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a “U.S. holder”, which means a beneficial owner of our common stock that is (i) a citizen or individual resident of the United States, (ii) an entity taxable as a corporation for U.S. tax purposes and organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (i) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to stockholders that (i) may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market, and dealers in securities or currencies, (ii) hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) do not hold our common stock as a “capital asset” (generally, property held for investment). In addition, this summary does not consider the effects of any federal, state, local, foreign, or other tax laws other than the U.S. federal income tax laws.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Entities or arrangements treated as a partnership for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences to them and their owners of a Reverse Stock Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings, and judicial authority, all as in effect as of the date of this information statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split. We have not sought and will not seek any ruling from the Internal Revenue Service (the “IRS”), or an opinion from counsel with respect to the U.S. federal income tax consequences discussed below. There can be no assurance that the tax consequences discussed below would be accepted by the IRS or a court. The tax treatment of the reverse stock split to any U.S. holder may vary depending upon such holder’s particular facts and circumstances.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Thus, a stockholder generally will not recognize gain or loss on an exchange of common shares for common shares in the Reverse Stock Split, except for adjustments that may result from the treatment of fractional shares of common stock as described below. The aggregate tax basis of the shares received in the Reverse Stock Split will equal the aggregate tax basis of the pre-Reverse Stock Split shares exchanged therefore (increased by any income or gain recognized on receipt of a whole share in lieu of a fractional share). Except in the case of any portion of a share of common stock treated as a distribution or as to which a U.S. holder recognizes capital gain as a result of the treatment of fractional shares, discussed below, the U.S. holder’s holding period for the post-Reverse Stock Split shares of common stock should include the holding period of pre-Reverse Stock Split shares of common stock surrendered. U.S. holders of shares of common stock should consult their tax advisors regarding the applicable rules for allocating the tax basis and holding period of the surrendered pre-Reverse Stock Split shares of common stock to the post-Reverse Stock Split shares of common stock received in the Reverse Stock Split.
U.S. holders of shares of common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares. No gain or loss will be recognized by the Company as a result of the Reverse Stock Split.

The treatment of fractional shares of common stock being rounded up to the next whole share is uncertain. A U.S. holder that receives a whole share of common stock in the Reverse Stock Split in lieu of a fractional share of common stock might recognize income, which may be characterized either as capital gain or as a dividend to the extent of the portion of our accumulated earnings and profits (if we have any) attributable to the rounded share.
Any such taxable income would be in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional share to which the U.S. holder was otherwise entitled. U.S. holders should consult their tax advisors regarding the U.S. federal income tax and other tax consequences of fractional shares being rounded to the next whole share (including the holding period of a post-Reverse Stock Split share of common stock received in exchange for a fractional pre-Reverse Stock Split share of common stock).

Required Vote

The affirmative vote of a majority of the shares outstanding and entitled to vote is required for approval of Proposal 2. Abstentions will have the same effect as a vote against this Proposal 2. Under applicable Nasdaq rules, brokers are permitted to vote shares held for a customer on “routine” matters, such as this Proposal 2, without specific instructions from the customer. Therefore, we do not expect any broker non-votes on this Proposal 2.

The Board of Directors unanimously recommends a vote “FOR” the Reverse Stock Split Amendment.

PROPOSAL 3

ADVISORY (NONBINDING) VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Our compensation strategy focuses on providing a total compensation package that is designed to attract and retain high-caliber executives by incentivizing them to achieve Company and individual performance goals and closely aligning these goals with stockholder interests. Our philosophy reflects our emphasis on pay for performance and on long-term value creation for our stockholders.

As required by Section 14A of the Exchange Act, we are providing stockholders with an advisory (nonbinding) vote on the compensation of our named executive officers, as described in this Proxy Statement. This Proposal 3, known as a “Say-on-Pay” proposal, is designed to give our stockholders the opportunity to endorse or not endorse our Company’s executive compensation program through the following resolution:

“Resolved, that the stockholders approve, on an advisory (nonbinding) basis, the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Summary Compensation Table for fiscal years 2020 and 2021, and other related tables and disclosures).”

When you cast your vote, we urge you to consider the description of our executive compensation program contained in the Executive Compensation section and the accompanying tables and narrative disclosures.

Required Vote

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required for approval of Proposal 3. Abstentions will have the same effect as a vote against this Proposal 3. Under applicable Nasdaq rules, brokers are not permitted to vote shares held for a customer on “non-routine” matters without specific instructions from the customer. As such, broker non-votes will have no effect on the outcome of this Proposal 3.

Because your vote is advisory, it will not be binding upon our Board of Directors, overrule any decision by our Board, or create or imply any additional fiduciary duties on our Board or any member of our Board. However, our Board and our Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors unanimously recommends a vote “FOR” Proposal 3 on our named executive officer compensation as described in this Proxy Statement.

PROPOSAL 4

ADVISORY (NONBINDING) VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

Under Section 14A of the Exchange Act, we are required to seek a nonbinding advisory stockholder vote regarding the frequency of submission to stockholders of a Say-on-Pay advisory vote such as Proposal 3. The rules specify that at least once every six years we give our stockholders the opportunity to vote on the preferred frequency of future votes on our named executive officer compensation either annually, every two years or every three years. Although this vote is advisory and nonbinding, our Board of Directors will review voting results and give serious consideration to the outcome of such voting. We plan to present this proposal to our stockholders at least once every six years.

You may cast your advisory vote on whether the advisory vote on named executive officer compensation will occur every one, two or three years, or you may abstain from voting on the matter.

Our Board of Directors recommends that stockholders vote in favor of holding an advisory vote on named executive officer compensation every three years. In making this recommendation, our Board considered the relevant merits of each of the three frequency alternatives. Our Board believes that holding the advisory vote every three years will allow stockholders to have sufficient compensation and performance data over those three years to provide timely, direct input on our executive compensation philosophy, policies and practices as disclosed in the Proxy Statement and is therefore consistent with our efforts to engage in a dialogue with stockholders on executive compensation and corporate governance matters.

Required Vote

Approval of the advisory (nonbinding) vote on the frequency of future stockholder votes on named executive officer compensation requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote. Abstentions will have the same effect as a vote against this Proposal 4. Under applicable Nasdaq rules, brokers are not permitted to vote shares held for a customer on “non-routine” matters without specific instructions from the customer. As such, broker non-votes will have no effect on the outcome of this Proposal 4.

The option of one year, two years, or three years that receives the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote will be the frequency for the advisory vote on named executive officer compensation that has been selected by stockholders. Because your vote is advisory, it will not be binding upon our Board of Directors, overrule any decision by our Bard, or create or imply any additional fiduciary duties on our Board or any member of our Board. However, our Board will take into account the outcome of the vote when making its decision regarding the frequency of future stockholder advisory votes on named executive officer compensation.

The Board of Directors unanimously recommends a vote “FOR” three years (as opposed to one year or two years) for Proposal 4, for the frequency of future advisory votes on our named executive officer compensation.

PROPOSAL 5

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee approved and the Board ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 2013. To assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm.

The Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders. As a matter of good corporate governance, the Board is seeking stockholder ratification of the appointment even though ratification is not legally required. If stockholders do not ratify this appointment, the Audit Committee will reconsider Ernst & Young LLP’s appointment. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time of the year if it determines that such a change would be in the best interests of the Company and its stockholders.

A representative from Ernst & Young LLP is expected to virtually attend the Annual Meeting, may make a statement, and will be available to respond to appropriate questions.

Required Vote

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required for approval of Proposal 5. Abstentions will have the same effect as a vote against this Proposal 5. Under applicable Nasdaq rules, brokers are permitted to vote shares held for a customer on “routine” matters, such as this Proposal 5, without specific instructions from the customer. Therefore, we do not expect any broker non-votes on this Proposal 5.

The Board of Directors unanimously recommends that stockholders vote “FOR” Proposal 5 on the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2021 and 2020, by Ernst & Young LLP, the Company’s principal accountant. All fees described below were pre-approved by the Audit Committee.

	Fiscal Year Ended December 31,
	2021	2020
Audit fees(1)	$775,000	$655,500
Audit-related fees(2)	18,000	18,000
Tax fees(3)	74,609	46,909
All other fees(4)	1,995	1,995
Total	$869,604	$722,404

(1) Audit fees consisted of audit work performed in the audit of our financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, such as accounting consultations billed as audit services, and consents and assistance with and review of documents filed with the SEC.

(2) Audit-related fees consist of consulting and advisory fees related to potential acquisitions and strategic transactions and audit fees related to acquired entities.
(3) Tax services principally include tax compliance, tax advice and tax planning.
(4) All other fees consisted of all other products and services provided by the independent registered public accounting firm that are not reflected in any of the previous categories, such as the use of online accounting research tools.

PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of non-audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence for the period of time during which it has served as our independent auditor.

EQUITY COMPENSATION PLAN INFORMATION

The following table contains certain information with respect to our equity compensation plans (including individual compensation arrangements) in effect as of December 31, 2021:

	(A)		(B)		(C)
Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Vesting of Restricted Stock Units (#)		Weighted-Average Exercise Price of Outstanding Options ($)		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans, excluding securities reflected in column (A) (#)
Equity compensation plans approved by stockholders	10,787,228		$3.58	(1)	1,570,867	(2)
Equity compensation plans not approved by stockholders	2,875,000	(3)	$3.95		—
Total	13,662,228		$3.66	(1)	1,570,867

(1) The weighted-average exercise price does not take into account shares issuable upon the vesting of outstanding restricted stock units, which have no exercise price. As of December 31, 2021, there were 11,250 shares of unvested restricted stock units.

(2) Reflects shares of common stock available for future issuance under our Third Amended and Restated 2016 Equity Incentive Plan at December 31, 2021. In March 2018, our board of directors adopted the Amended and Restated 2016 Equity Incentive Plan, which was approved by our stockholders in May 2018. In June 2019, our board of directors adopted the Second Amended and Restated 2016 Equity Incentive Plan, which was approved by our stockholders in August 2019. In April 2020, our board of directors adopted the Third Amended and Restated Equity Incentive Plan, which was approved by our stockholders in June 2020. During the term of the Third Amended and Restated 2016 Equity Incentive Plan, the share reserve will automatically increase on the first trading day in January of each calendar year, by an amount equal to 4% of the total number of outstanding shares of common stock of the Company on the last trading day in December of the prior calendar year. On January 1, 2022, pursuant to the terms of the Third Amended and Restated Equity Inventive Plan, an additional 4,511,768 shares were made available for issuance.

(3) Consists of shares of common stock issuable upon exercise of outstanding stock options granted pursuant to the Nasdaq inducement grant exception as a component of employment compensation for employees. The inducement grants were made as an inducement material to employees entering employment with us in accordance with Nasdaq Listing Rule 5635(c)(4). Refer to the “Employment Agreements and Potential Payments Upon Certain Events” section below for information regarding the inducement grants and treatment upon separation of certain executive officers.

EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS
The following table sets forth information of our current executive officers:

Name	Age	Position(s) with Avalo
Garry Neil, M.D.	68	President and Chief Executive Officer
Christopher Sullivan	37	Chief Financial Officer
The following is a brief biography of each current executive officer:

Garry Neil, M.D. For the biography for Dr. Neil, see “Proposal 1, Election of Directors”.

Christopher Sullivan. Mr. Sullivan has served as the Chief Financial Officer since February 2022. Prior to his appointment to Chief Financial Officer, Mr. Sullivan served as Chief Accounting Officer of the Company since March 2021. From April 2020 to February 2021, Mr. Sullivan served as the Company’s Interim Chief Financial Officer, principal financial officer, and principal accounting officer. Mr. Sullivan was the Vice President of Finance at the Company and served various other escalating roles since joining the Company in April 2018. Mr. Sullivan brings a strong public company and life science background, including significant experience with equity and debt capital raises, acquisitions, divestitures, in and out-license transactions, enterprise resource planning implementations, and financial planning and analysis from leading finance and accounting functions at various public biotechnology, molecular diagnostic, and pharmaceutical companies. Prior to joining the Company, Mr. Sullivan was the Corporate Controller for Sucampo Pharmaceuticals, Inc., a previously Nasdaq listed global biopharmaceutical company, from August 2017 to April 2018, until it was acquired by Mallinckrodt plc for $1.2 billion. From November 2015 to August 2017, Mr. Sullivan was the Corporate Controller for OpGen Inc. (Nasdaq: OPGN), a microbial genetics analysis company, and prior to that was a Senior Manager at Ernst & Young, LLP where he was employed from August 2005 to October 2015. Mr. Sullivan received his B.S. degrees in and Finance and Accounting from the University of Maryland, College Park, where he graduated magna cum laude and is a Certified Public Accountant.

SUMMARY COMPENSATION TABLE

The following table shows for the fiscal years ended December 31, 2021 and 2020, compensation awarded to or paid to, or earned by, anyone serving as principal executive officer during the most recently completed fiscal year and our next two most highly compensated executive officers who were serving as executive officers during the year ended December 31, 2021 (the “Named Executive Officers”).

Name and Principal Position	Year	Salary	Non-Equity Incentive Plan Compensation(4)	Option Awards(5)	Total
Michael Cola(1) Former Chief Executive Officer and former principal executive officer	2021	$35,568	$325,500	$2,332,743	$2,693,811
	2020	$79,228	$378,000	$3,363,078	$3,820,306

Schond Greenway(2) Former Chief Financial Officer and former principal financial officer	2021	$293,269	$141,708	$1,241,608	$1,676,585
	2020	$—	$—	$—	$—

H. Jeffrey Wilkins, M.D.(3) Former Chief Medical Officer	2021	$425,000	$165,580	$659,405	$1,249,985
	2020	$335,534	$178,000	$974,244	$1,487,778

(1) Mr. Cola’s employment with the Company commenced on February 3, 2020 and ceased on February 14, 2022.

(2) Mr. Greenway’s employment with the Company commenced on March 1, 2021 and ceased on February 14, 2022.

(3) Dr. Wilkins’ employment commenced with the Company on February 4, 2020. Dr. Wilkins resigned on February 2, 2022 effective March 21, 2022. Dr. Wilkins and the Company entered into a six-month consulting agreement effective March 21, 2022.

(4) The amounts reflect the bonus relative to the achievement of goals for fiscal year 2021 as recommended by the Compensation Committee and approved by the Board.

(5) The amounts reflect the grant date fair value for option awards granted during 2021 and 2020, respectively, in accordance with FASB Topic ASC 718, excluding the estimate of forfeitures. Compensation will only be realized to the extent the market price of our common stock is greater than the exercise price of such option award.

Narrative to Summary Compensation Table

We review compensation annually for all employees, including our Named Executive Officers. In setting annual base salaries and bonuses and granting equity incentive awards, we consider (i) compensation for comparable positions in the market, (ii) individual performance as compared to our expectations and objectives, (iii) our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and (iv) a long-term commitment to our Company.

Our Board historically has determined our executives’ compensation based on the recommendations of our Compensation Committee, which typically reviews and discusses management’s proposed compensation with the Chief Executive Officer or for all executives other than the Chief Executive Officer. Based on those discussions and its discretion, the Compensation Committee then recommends the compensation for each executive officer to the Board. Our Board, without members of management present, discusses the Compensation Committee’s recommendations and ultimately approves the compensation of our executive officers.

Annual Base Salary

We entered into employment agreements or offer letters with each of our Named Executive Officers that established annual base salaries, which are generally determined, approved and reviewed periodically by our Compensation Committee in order to compensate our Named Executive Officers for the satisfactory performance of duties to our Company. Annual base salaries are intended to provide a fixed component of compensation to our Named Executive Officers, reflecting their skill sets, experience, roles and responsibilities. Base salaries for our Named Executive Officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent. The following table presents the annual base salaries for each of our Named Executive Officers for 2021, as determined by the Compensation Committee.

Name	2021 Base Salary
Michael Cola(1)	$500,000
Schond Greenway(2)	$350,000
H. Jeffrey Wilkins, M.D.(3)	$425,000

(1) Mr. Cola was employed for the entirety of 2021. His employment with the Company ceased on February 14, 2022. Pursuant to an amendment to Mr. Cola’s employment agreement in which his base salary in cash was reduced to an annual rate of $35,568 (the “Reduction”). In consideration for the Reduction, on a quarterly basis, the Company granted Mr. Cola options to purchase shares of the Company’s common stock (the “Salary Options”), which vested immediately, for the purchase of a number of shares of the Company’s common stock with a total value (based on the Black-Scholes valuation methodology) based on a pro rata total annual value of $464,432, which represented foregone cash salary.

(2) Mr. Greenway’s employment with the Company commenced on March 1, 2021. The base salary above assumes he was employed for the entirety of 2021. Mr. Greenway’s employment with the Company ceased on February 14, 2022.

(3) Dr. Wilkins was employed for the entirety of 2021. Dr. Wilkins’ employment with the Company ceased on March 21, 2022. Dr. Wilkins and the Company entered into a six-month consulting agreement effective March 21, 2022.

Annual Bonus

Our discretionary bonus plan motivates and rewards our Named Executive Officers for achievements relative to our goals and expectations for each fiscal year. Our Named Executive Officers are eligible to receive discretionary annual bonuses calculated as a target percentage of their annual base salaries, based on our Compensation Committee and Board’s assessment of their individual performance and our Company’s results of operations and financial condition. As recommended by the Compensation Committee and approved by the Board, our Named Executive Officers employed with the Company at end of the fiscal year ended December 31, 2021 received a bonus relative to achievement of goals for fiscal year 2021.

Equity-Based Awards

Our equity-based incentive awards are designed to align our interests with those of our employees and consultants, including our Named Executive Officers. Our Compensation Committee is generally responsible for approving equity grants. Vesting of equity awards is generally tied to continuous service with the Company and serves as an additional retention measure. Our executives are typically awarded an initial new hire grant upon commencement of employment. Additional grants may occur periodically in order to specifically incentivize executives.

Our Board adopted, and our stockholders approved, our 2016 Equity Incentive Plan (the “2016 Plan”), which replaced our 2015 Omnibus Incentive Compensation Plan. The 2016 Plan became effective on May 18, 2016. The plan was amended and restated in May 2018 to increase the share reserve by an additional 1.4 million shares. A Second Amended and Restated 2016 Equity Incentive Plan was approved by the Company's stockholders in August 2019, which increased the share reserve by an additional 850,000 shares.

A Third Amended and Restated 2016 Equity Incentive Plan (the “2016 Amended Plan”) was approved by the Company's stockholders in June 2020 which increased the share reserve by an additional 2,014,400 shares.

The purpose of our 2016 Amended Plan is to attract and retain employees, non-employee directors and consultants, and advisors. Our 2016 Amended Plan authorizes us to make grants to eligible recipients of non-qualified stock options, incentive stock options, restricted stock awards, restricted stock units and stock-based awards.

Other Compensation

Our Named Executive Officers did not participate in, or otherwise receive any benefits under, any pension or deferred compensation plan sponsored by the Company during fiscal year 2021 or fiscal year 2020. We generally do not provide perquisites or personal benefits to our Named Executive Officers.

Role of Compensation Consultant in Executive Compensation

The Compensation Committee periodically reviews the Company’s executive management compensation practices to consider and determine the competitiveness and effectiveness of those practices. In 2021, the Compensation Committee engaged Aon Radford to provide independent, objective analysis, advice and information regarding the Company’s executive compensation practices, including the competitiveness of pay levels, executive compensation design, comparison with our peers in the industry, and other technical considerations. Our Compensation Committee concluded that Aon Radford was independent under applicable Nasdaq listing standards and the engagement of Aon Radford does not raise any conflict of interest.

EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON CERTAIN EVENTS

Recent Executive Management Changes

On February 14, 2022, Dr. Garry Neil was appointed the Company’s President and Chief Executive Officer. Prior to his appointment, Dr. Neil had served as our Chief Medical Officer, pursuant to an employment agreement dated January 30, 2020, and was shortly thereafter promoted to our Chief Scientific Officer. In connection his appointment as President and Chief Executive Officer, the Company and Dr. Neil entered into a letter agreement dated February 18, 2022 (the “Neil Letter Agreement”), which modified his existing employment agreement dated January 30, 2020 (collectively with the Neil Letter Agreement, the “Neil Employment Agreement”).

Pursuant to the Neil Letter Agreement, Dr. Neil’s base salary was increased to $475,000 per year, subject to review and adjustment by the Board from time to time, and he is eligible to receive a discretionary annual bonus as determined by the Board or the Compensation Committee of the Board, in its sole discretion, with a target amount of up to seventy percent (70%) of his base salary, and conditioned on Dr. Neil being employed by the Company on the applicable bonus payment date. Such annual discretionary bonus may be paid, in Dr. Neil’s discretion, in the form of cash or equity award (which equity award, if elected, will be immediately vested), consistent with bonuses paid to executives of similar grade at similarly situated companies in the biotechnology industry, subject to corporate and individual performance. Dr. Neil was also granted a stock option to purchase 1,000,000 shares of the Company’s common stock, vesting over four years, with a 12-month cliff, such that the first 25% will vest on the first anniversary of such grant, and the remainder will vest in equal monthly installments over the following three years, in each case, subject to continued employment with the Company through the applicable vesting date.

On February 14, 2022, Christopher Sullivan was appointed the Company’s Chief Financial Officer. Prior to his appointment, Mr. Sullivan had served as our Chief Accounting Officer, pursuant to an employment agreement dated September 26, 2019. In connection with Mr. Sullivan’s appointment as Chief Financial Officer, the Company and Mr. Sullivan entered into a letter agreement dated February 18, 2022 (the “Sullivan Letter Agreement”), which modified his employment agreement dated September 26, 2019 (collectively with the Sullivan Letter Agreement, the “Sullivan Employment Agreement”). Pursuant to the Sullivan Letter Agreement, Mr. Sullivan’s base salary was increased to $350,000 per year, subject to review and adjustment by the Board from time to time, and he is eligible to receive a discretionary annual bonus as determined by the Board or the Compensation Committee of the Board, in its sole discretion, with a target amount of up to forty percent (40%) of his base salary, and conditioned on Mr. Sullivan being employed by the Company on the applicable bonus payment date.

Mr. Sullivan received a one-time signing bonus of $50,000. Mr. Sullivan was granted a stock option to purchase 400,000 shares of the Company’s common stock, vesting over four years, with a 12-month cliff, such that the first 25% will vest on the first anniversary of such grant, and the remainder will vest in equal monthly installments over the following three years, in each case, subject to continued employment with the Company through the applicable vesting date.

Pursuant to the Neil Letter Agreement and the Sullivan Letter Agreement, if either Dr. Neil’s or Mr. Sullivan’s employment is terminated by the Company without “Cause” or by either Dr. Neil or Mr. Sullivan for “Good Reason” (each as defined in the respective Employment Agreement), in each case subject to each of them timely entering into and not revoking a general release of claims in a form acceptable to the Company, Dr. Neil and Mr. Sullivan will be eligible to receive:

•certain “Accrued Benefits” (each as defined in the respective Employment Agreement);
•earned but unpaid bonus for the fiscal year preceding the year in which such termination occurs, based upon the achievement of Company goals as determined by the Compensation Committee of the Board, payable when such annual bonuses are paid to other executive employees of the Company;
•continued payment of his base salary as in effect immediately prior to his termination for eighteen consecutive months for Dr. Neil and twelve consecutive months for Mr. Sullivan following such termination;
•the annual bonus earned in the year in which the termination occurs, based upon the achievement of Company goals as determined by the Compensation Committee of the Board, prorated to reflect completed days of employment during such year, payable when such annual bonuses are paid to other executive employees of the Company;
•full vesting of options awarded by the Company, in which each will have twelve months from the date of his termination in which to exercise his options; and
•if he timely elects and remains eligible for continued coverage under federal COBRA law or, if applicable, state insurance laws, the Company will pay Dr. Neil’s and Mr. Sullivan’s COBRA or state continuation health insurance premiums until the earliest of (x) the twelve-month anniversary of his termination, (y) expiration of his continuation coverage under COBRA, or (z) the date when he is eligible for substantially equivalent health insurance, in each case subject to certain specified payment practices.

Michael Cola

Mr. Cola entered into an employment agreement with the Company effective February 3, 2020 to serve as the Chief Executive Officer. The employment agreement initially provided for an annual base salary of $450,000, subject to annual review beginning in 2021 and with certain limitations on decrease. On March 11, 2020, Mr. Cola and the Company entered into an amendment to his employment agreement in which his base salary in cash was reduced to an annual rate of $35,568. The Board subsequently approved an increase to Mr. Cola’s annual base salary, such that his annual base salary was $500,000 effective January 1, 2021. Mr. Cola was eligible to receive a discretionary annual bonus as determined by our Board or the Compensation Committee, in its sole discretion, with a target amount of up to seventy percent (70%) of his base salary, and conditioned on Mr. Cola being employed by the Company on the applicable bonus payment date. Such annual discretionary bonus could be paid in the form of cash or equity awards, consistent with bonuses paid to executives of similar grade at similarly situated companies in the biotechnology industry, subject to corporate and individual performance. Mr. Cola was also eligible for a discretionary annual bonus consisting of restricted stock or options at the discretion of the Board or Compensation Committee. Mr. Cola was also eligible to participate in the Company’s other employee benefit plans as in effect from time to time on the same basis as are generally made available to the Company’s other senior executive officers.

The independent directors of the Board approved an inducement grant to Mr. Cola of non-qualified stock options in accordance with Nasdaq Listing Rule 5635(c)(4) to purchase 1,200,000 shares of the Company’s common stock, which was granted on February 3, 2020. The inducement option grant was set to vest over four years, with one-quarter of such options vesting on the first anniversary of the grant date and the remaining three-quarters of the options vesting in monthly installments over the following 36 months, in each case, subject to continued service with the Company through the applicable vesting date. Refer to the “Payments Upon Termination” section below for treatment of Mr. Cola’s equity awards, including this inducement grant, upon his separation.

In consideration for the March 2020 reduction in salary, on a quarterly basis, the Company granted Mr. Cola options to purchase shares of the Company’s common stock, which vested immediately, for the purchase of a number of shares of the Company’s common stock with a total value (based on the Black-Scholes valuation methodology) based on a pro rata total annual value of the foregone cash salary. Notwithstanding the foregoing, if the Fair Market Value (as defined in Mr. Cola’s employment agreement) of the Company’s common stock was below $2.07 per share or the grant of the Salary Options was prohibited by the 2016 Amended Plan, applicable law or the rules of any applicable stock exchange or trading market on which the Company’s common stock is listed or trades, then the Salary Options would not have been granted, and instead Mr. Cola would have been deemed to have selected the Cash Selection (as defined in Mr. Cola’s employment agreement) for such calendar quarter. Additionally, pursuant to the amendment, if the employment of Mr. Cola was terminated prior to the end of a calendar quarter, the portion of the Salary Options granted for such calendar quarter that reflects the percentage of calendar days remaining in such calendar quarter after such employment termination date shall be forfeited and deemed cancelled. Pursuant to this agreement, the Company issued Mr. Cola options to purchase an aggregate of 225,679 and 265,535 in 2020 and 2021, respectively.

Mr. Cola’s employment agreement prohibited the disclosure or use of any proprietary or confidential information obtained by him as a result of his employment with the Company. Mr. Cola was obligated not to compete with the Company during his employment and for a period of one year following his termination of employment with the Company. In addition, his employment agreement contained restrictions related to the solicitation of, and interference with, customers, vendors, and employees of the Company for a period of one year following termination of employment.

Mr. Cola served as the Company’s Chief Executive Officer effective February 3, 2020, and continued to serve in this role until February 14, 2022. Effective February 14, 2022, the Board terminated the employment of Mr. Cola as Chief Executive Officer. Mr. Cola resigned from the Board effective February 16, 2022. The Company and Mr. Cola entered into a separation and release agreement, which entitles Mr. Cola to certain payments and benefits as described below.

Payments Upon Termination

Pursuant to the terms of Mr. Cola’s separation and release agreement, Mr. Cola is eligible to receive: (a) continued payment of his base salary for 18 consecutive months and any unused and accrued vacation pay; (b) his earned but unpaid 2021 annual bonus, payable when such annual bonuses are paid to the Company’s other executive employees and an annual bonus that would have otherwise been earned in 2022 paid on a prorated basis to reflect the days worked by Mr. Cola for the Company in 2022; (c) full vesting of options awarded by the Company which shall be exercisable for twelve (12) months following the termination date through February 14, 2023; (d) if he timely elects and remains eligible for continued coverage under COBRA, the COBRA premiums necessary to continue the health insurance coverage in effect for Mr. Cola and his covered dependents prior to the date of termination, until the earliest of (i) the first anniversary of his termination, (ii) expiration of his continuation coverage under COBRA, or (iii) the date when he is eligible for substantially equivalent health insurance, provided, however, the Company has the right to discontinue the payment of the premium and pay Mr. Cola a lump sum amount equal to the current COBRA premium time the number of months remaining in the relevant period if the Company determines that continued payment of the COBRA premiums is discriminatory under Sections 105(h) and 9815(a)(1) of the Internal Revenue Code.

Schond Greenway

Mr. Greenway entered into an employment agreement with the Company effective March 1, 2021 to serve as the Chief Financial Officer. The employment agreement provided for an annual base salary of $350,000 per year, subject to annual review beginning in 2022 and with certain limitations on decrease. Mr. Greenway was eligible for a discretionary annual bonus as determined by our Board or the Compensation Committee, in its sole discretion, with a target amount of up to fifty percent (50%) of his base salary. Such annual discretionary bonus could be paid in the form of cash or equity awards, consistent with bonuses paid to executives of similar grade at similarly situated companies in the biotechnology industry, subject to corporate and individual performance. Mr. Greenway was also eligible for a discretionary annual bonus consisting of restricted stock or options at the discretion of the Board or Compensation Committee. Mr. Greenway was also eligible to participate in the Company’s other employee benefit plans as in effect from time to time on the same basis as are generally made available to the Company’s other senior executive officers.

The Company’s independent Compensation Committee and its Board of Directors unanimously approved an inducement grant to Mr. Greenway of non-qualified stock options in accordance with the Nasdaq Listing Rule 5635(c)(4) to purchase 500,000 shares of its common stock, which was granted on March 1, 2021. The inducement option grant was set to vest over four years, with one-quarter of such options vesting on the first anniversary of the grant date and the remaining three-quarters of the options vesting in equal monthly installments over the following 36 months, in each case, subject to continued service with the Company through the applicable vesting date. Refer to the “Payment Upon Termination” section below for the treatment of Mr. Greenway’s equity awards, including the inducement grant, upon his separation.

Mr. Greenway’s employment agreement prohibited the disclosure or use of any proprietary or confidential information obtained by him as a result of his employment with the Company. Mr. Greenway was obligated not to compete with the Company during his employment and for a period of one year following his termination of employment with the Company. In addition, his employment agreement contained restrictions related to the solicitation of, and interference with, customer, vendors and employees of the Company for a period of one year following the termination of employment.

Mr. Greenway served as the Company’s Chief Financial Officer effective March 1, 2021, and continued to serve in this role until February 14, 2022. Effective February 14, 2022, the Board of the Company terminated the employment of Mr. Greenway as Chief Financial Officer. The Company and Mr. Greenway entered into a separation and release agreement, which entitles Mr. Greenway to certain payments and benefits as described below.

Payments Upon Termination

Pursuant to the terms of Mr. Greenway’s separation and release agreement, Mr. Greenway is eligible to receive: (a) continued payment of his base salary for twelve (12) consecutive months and any unused and accrued vacation pay; (b) his earned but unpaid 2021 annual bonus, payable when such annual bonuses are paid to the Company’s other executive employees and an annual bonus that would have otherwise been earned in 2022 paid on a prorated basis to reflect the days worked by Mr. Greenway for the Company in 2022; (c) vesting of options awarded by the Company that would have vested in the twelve (12) months following the termination date will vest and become immediately exercisable, and the exercise period for all such vested options shall be extended for twelve (12) months following the termination date through February 14, 2023; (d) if he timely elects and remains eligible for continued coverage under COBRA, the COBRA premiums necessary to continue the health insurance coverage in effect for Mr. Cola and his covered dependents prior to the date of termination, until the earliest of (i) the first anniversary of his termination, (ii) expiration of his continuation coverage under COBRA, or (iii) the date when he is eligible for substantially equivalent health insurance, provided, however, the Company has the right to discontinue the payment of the premium and pay Mr. Cola a lump sum amount equal to the current COBRA premium time the number of months remaining in the relevant period if the Company determines that continued payment of the COBRA premiums is discriminatory under Sections 105(h) and 9815(a)(1) of the Internal Revenue Code.

H. Jeffrey Wilkins, M.D.

Dr. Wilkins entered into an offer letter with the Company effective February 4, 2020 to serve as the Chief Medical Officer. The offer letter initially provided for an annual base salary of $370,000. The Board subsequently approved increases to Mr. Wilkins’ annual base salary, such that his annual base salary was $425,000 in the year ended December 31, 2021. Dr. Wilkins was eligible to receive a discretionary annual bonus as determined by our Board or the Compensation Committee, in its sole discretion, with a target amount of up to forty percent (40%) of his base salary, and conditioned on Dr. Wilkins being employed by the Company on the applicable bonus payment date. Such annual discretionary bonus could be paid in the form of cash or equity awards, consistent with bonuses paid to executives of similar grade at similarly situated companies in the biotechnology industry, subject to corporate and individual performance. Dr. Wilkins was eligible for a discretionary annual bonus consisting of restricted stock or options at the discretion of the Board or Compensation Committee. Dr. Wilkins was also eligible to participate in the Company’s other employee benefit plans as in effect from time to time on the same basis as are generally made available to the Company’s other senior executives.

The independent directors of the Board approved an inducement grant of non-qualified stock options in accordance with Nasdaq Listing Rule 5635(c)(4) to Dr. Wilkins to purchase 375,000 shares of common stock, which was granted on February 4, 2020. The inducement option grant was set to vest over four years, with one-quarter of such options vesting on the first anniversary of the grant date and the remaining three-quarters of the options vesting in equal monthly installments over the following 36 months, in each case, subject to continuous service with the Company through the applicable vesting date.

In connection with his offer letter, Dr. Wilkins executed a confidentiality, assignment of inventions and non-solicitation agreement (the “Confidentiality Agreement”) with the Company. The Confidentiality Agreement prohibits the disclosure or use of any proprietary or confidential information obtained by Dr. Wilkins as a result of his employment with the Company. The Confidentiality Agreement also contains restrictions related to the solicitation of, and interference with, customers and employees of the Company for a period of one year following termination of employment.

Payments Upon Termination

Dr. Wilkins resigned as Chief Medical Officer effective March 21, 2022. Pursuant to the terms of Dr. Wilkins’ offer letter, Dr. Wilkins was not entitled to severance upon his resignation, since his employment with the Company was “at-will” and could be terminated at any time for any reason, with or without cause, by the Company or Dr. Wilkins. Dr. Wilkins entered into a six-month consulting agreement with the Company effective March 21, 2022 and therefore his options will continue to vest subject to his continuous service pursuant to the 2016 Amended Plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows for the fiscal year ended December 31, 2021, certain information regarding outstanding equity awards at fiscal year-end for each of the Named Executive Officers.

Name	Grant Date	Award Type	Unexercised Options Exercisable (#)	Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date
Michael Cola	2/3/2020	Stock Option(1)	550,000	650,000	(1)	$3.98	2/3/2030
	6/18/2020	Stock Option(2)	84,322	—	(2)	$2.51	6/18/2030
	7/1/2020	Stock Option(2)	64,683	—	(2)	$2.56	7/1/2030
	10/1/2020	Stock Option(2)	76,674	—	(2)	$2.24	10/1/2030
	1/4/2021	Stock Option(2)	64,798	—	(2)	$2.64	1/4/2031
	1/26/2021	Stock Option(1)	—	850,000	(1)	$3.32	1/26/2031
	4/1/2021	Stock Option(2)	70,881	—	(2)	$3.05	4/1/2031
	7/1/2021	Stock Option(2)	51,740	—	(2)	$3.39	7/1/2031
	10/1/2021	Stock Option(2)	78,116	—	(2)	$2.25	10/1/2031

Schond Greenway	3/1/2021	Stock Option(3)	—	500,000	(3)	$3.73	3/1/2031

H. Jeffrey Wilkins M.D.	2/4/2020	Stock Option(4)	171,875	203,125	(4)	$4.09	2/4/2030
	1/26/2020	Stock Option(4)	—	300,000	(4)	$3.32	1/26/2031

(1) One-fourth of the shares underlying the stock options vested and became exercisable on the first anniversary of the grant date, and the remaining three-fourths were set to vest in equal monthly installments over the following 36 months, subject to the respective grantee providing continuous services to the Company. Mr. Cola was separated from the Company on February 14, 2022. Pursuant to his separation and release agreement, effective on February 14, 2022, the shares subject to his outstanding options were fully vested and remain exercisable through February 14, 2023, which represents twelve (12) months following his termination date.

(2) These stock options vested in full on the grant date. Mr. Cola was separated from the Company on February 14, 2022. Pursuant to his separation and release agreement, effective on February 14, 2022, the shares subject to his outstanding options and remain exercisable through February 14, 2023, which represents twelve (12) months following his termination date.

(3) One-fourth of the shares underlying the stock option were set to vest and become exercisable on the first anniversary of the grant date, and the remaining three-fourths were set vest in equal monthly installments over the following 36 months, subject to the respective grantee providing continuous services to the Company. Mr. Greenway was separated from the Company on February 14, 2022. Pursuant to his separation and release agreement, effective on February 14, 2022, the shares subject to his outstanding options that would have vested in the twelve months following the separation date immediately vested and are exercisable through February 14, 2023.

(4) One-fourth of the shares underlying the stock options vested and became exercisable on the first anniversary of the grant date, and the remaining three-fourths were set to vest in equal monthly installments over the following 36 months, subject to the respective grantee providing continuous services to the Company. Dr. Wilkins resigned from the Company effective March 21, 2022. Dr. Wilkins and the Company entered into a six-month consulting agreement effective March 21, 2022 and therefore his options will continue to vest subject to continuous service pursuant to the 2016 Amended Plan.

TRANSACTIONS WITH RELATED PERSONS

RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES
In 2015, in connection with our initial public offering, our Board adopted a written related person transaction policy to set forth policies and procedures for the review and approval or ratification of related person transactions. The policy was amended on November 5, 2021. This policy covers any transaction, including, for the avoidance of doubt, transactions constituting a sale or conveyance of stock and/or stock derivatives, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the Company is, was or will be a participant, and the amount involved exceeds $120,000 with one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person.”

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our Audit Committee. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review, and, in its discretion, may ratify the related person transaction.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Audit Committee will review and consider:

•the interests, direct or indirect, of any related person in the transaction;
•the purpose of the transaction;
•the proposed aggregate value of such transaction, or, in the case of indebtedness, that amount of principal that would be involved;
•the risks, costs and benefits to the Company;
•the availability of other sources of comparable products or services;
•management’s recommendation with respect to the proposed related person transaction;
•the terms of the transaction;
•the availability of other sources for comparable services or products; and
•the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The Audit Committee, in approving or rejecting any related person transactions involving the sale and/or conveyance of the Company’s stock or stock derivatives to a significant shareholder holding 20% or more of (a) any class of the Company’s voting securities, or (b) the Company’s voting power, or their immediate family member and/or affiliates, shall consider whether such transaction involves a change of control.

Our Audit Committee will approve only those related person transactions that, in light of known circumstances, are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•transactions involving compensation for services provided to the Company as an employee, consultant or director; and
•a transaction, arrangement or relationship in which a related person’s participation is solely due to the related person’s position as a director of an entity that is participating in such transaction, arrangement or relationship.

CERTAIN RELATED PERSON TRANSACTIONS

The following sets forth all transactions since January 1, 2020 to which the Company has been or is a participant, including currently proposed transactions, in which the amount involved in the transaction exceeds $120,000 and in which any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock, or any immediate family member of, or person sharing the household with any of these individuals, had or has a direct or indirect material interest.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and certain of our executive officers. These agreements require us to indemnify these individuals and, in certain cases, affiliates of such individuals, to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Employment Agreements

We have entered into employment agreements with our current and former executive officers. For more information regarding these agreements, please see “Executive Compensation – Narrative to Summary Compensation Table – Employment Arrangements and Potential Payments Upon Certain Events” above.

Stock Option Grants to Executive Officers and Directors

We have granted stock options to our named executive officers and directors as more fully described in “Executive Compensation” and “Director Compensation” above.

Financings with Related Party Participation

Q3 2021 Equity Financing

On September 17, 2021, the Company closed an underwritten public offering of 14,308,878 shares of its common stock for net proceeds of $29 million. Armistice participated in the offering by purchasing 5,454,545 shares of common stock, on the same terms as all other investors. Certain affiliates of Nantahala Capital Management LLC (collectively, “Nantahala”), which beneficially owned greater than 5% of the Company's outstanding common stock at the time of the offering, participated in the offering on the same terms as all other investors.

Q1 2021 Financing

In January 2021, the Company closed an underwritten public offering of 13,971,889 shares of its common stock and 1,676,923 pre-funded warrants for net proceeds of $37.7 million. Armistice participated in the offering by purchasing 2,500,000 shares of common stock, on the same terms as all other investors. Nantahala participated in the offering by purchasing 1,400,000 shares of common stock, on the same terms as all other investors.

Nantahala also purchased pre-funded warrants to purchase up to 1,676,923 shares of common stock at a purchase price of $2.599, which represents the per share public offering price for the common stock less the $0.001 per share exercise price for each pre-funded warrant.

The pre-funded warrants are exercisable at any time after their original issuance at the option of the holder, in the holder’s discretion, by (i) payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise or (ii) a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the pre-funded warrant.

The holder will not be entitled to exercise any portion of any pre-funded warrant if the holder’s ownership of the Company’s common stock would exceed 9.99% following such exercise. In the event of certain fundamental transactions, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind of amounts of securities, cash or other property that the holders would have received had it exercised the pre-funded warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the pre-funded warrants.

In the fourth quarter of 2021, 308,880 of the pre-funded warrants were exercised resulting in the issuance of 308,697 shares of common stock. As of December 31, 2021, 1,368,043 pre-funded warrants remain outstanding.

2020 Financings

On June 11, 2020, the Company closed an underwritten public offering of 15,180,000 shares of its common stock for net proceeds of approximately $35.4 million. Armistice participated in the offering by purchasing 2,000,000 shares of common stock on the same terms as all other investors. Additionally, certain of the Company’s officers participated in the offering by purchasing an aggregate of 110,000 shares of common stock, on the same terms as all other investors.

On March 17, 2020, the Company entered into a securities purchase agreement with Armistice pursuant to which the Company sold 1,951,219 shares of the Company’s common stock for net proceeds of approximately $3.9 million.

On February 6, 2020, the Company closed a registered direct offering with certain institutional investors for the sale by the Company of 1,306,282 shares of the Company’s common stock for net proceeds of approximately $5.1 million. Armistice participated in the offering by purchasing 1,256,282 shares of common stock from the Company, on the same terms as all other investors.

Cooperation Agreement

On November 4, 2021, the Company entered into a Cooperation Agreement with Armistice, which, together with its affiliates, is a significant stockholder of the Company and whose chief investment officer, Steven Boyd and managing director, Keith Maher, currently serve on the Board. Pursuant to the Cooperation Agreement, the Company agreed to take all necessary action to appoint Dr. June Almenoff to the Board no later than four (4) business days of the Effective Date of the Cooperation Agreement and a second director who will qualify as “independent” of the Company pursuant to Nasdaq listing standards, who is otherwise qualified to serve on the Audit Committee and who is not associated with Armistice, to be identified pursuant to an ongoing director search process. Pursuant to the Cooperation Agreement, Dr. Almenoff was appointed to the Board, effective November 10, 2021. On December 1, 2021, Mitchell Chan was appointed to the Board. In connection with the Cooperation Agreement, the Company accepted the resignations of Dr. Suzanne Bruhn effective November 4, 2021 and Mr. Phil Gutry effective December 1, 2021.

Pursuant to the Cooperation Agreement, the Company agreed that the Board would appoint Dr. Almenoff to each of the Nominating and Governance Committee and Audit Committee of the Board, that Mr. Gutry would step down from the Nominating and Governance Committee and that Dr. Magnus Persson would be appointed as the Chairman of the Nominating and Governance Committee and as the Board’s Lead Independent Director. In addition, the Company agreed to hold a frequency of say-on-pay and a say-on-pay vote at its 2022 annual meeting of stockholders. In connection with their resignations, the Company has agreed to accelerate the vesting of the outstanding stock options as if Dr. Bruhn and Mr. Gutry had served out their full term, pay them compensation as if they had served out their full term and to extend the exercise period of their options until the second anniversary of their resignations.

In exchange for the foregoing agreements, Armistice agreed pursuant to the Cooperation Agreement to certain customary standstill provisions prohibiting it from, among other things, soliciting proxies and exercising certain stockholder rights through the date that is immediately following the Company’s 2022 annual meeting of stockholders.

The parties also agreed to certain customary non-disparagement provisions pursuant to which neither the Company nor Armistice will make a statement or announcement that constitutes an ad hominem attack on, or otherwise disparages, the other party for a period of two years from the effective date of the Cooperation Agreement.

The Cooperation Agreement was negotiated by a Special Committee of the Board that was comprised of all non-Armistice Independent Directors. The Cooperation Agreement was then approved by the Company’s Nominating and Corporate Governance Committee, Compensation Committee, Audit Committee and the full Board.

AVTX-406 License Assignment

On June 9, 2021, the Company assigned its rights, title, interest, and obligations under an in-license covering its non-core asset, AVTX-406, to ES, a wholly-owned subsidiary of Armistice. The transaction with ES was approved in accordance with Avalo’s related party transaction policy.

Under the assignment agreement, the Company received a low-six-digit upfront payment from ES. The Company is also eligible to receive up to an aggregate of $6 million based on the achievement of specified development and regulatory milestones. Upon commercialization, the Company is eligible to receive sales-based milestone payments aggregating up to $20 million tied to annual net sales targets. ES is fully responsible for the development and commercialization of the program.

AVTX-006 Royalty Agreement with Certain Related Parties

In July 2019, Aevi entered into a royalty agreement, and liabilities thereunder were assumed by the Company upon closing of its merger with Aevi in February 2020. The royalty agreement provided certain Aevi investors, including LeoGroup Private Investment Access, LLC on behalf of Garry Neil, the Company’s Chief Executive Officer, and Mike Cola, the Company’s former Chief Executive Officer (collectively, the “Investors”), a royalty stream, in exchange for a one-time aggregate payment of $2 million (the “Royalty Agreement”). Pursuant to the Royalty Agreement, the Investors will be entitled collectively to an aggregate amount equal to a low-single digit percentage of the aggregate net sales of our second generation mTORC1/2 inhibitor, AVTX-006. At any time beginning three years after the date of the first public launch of AVTX-006, Avalo may exercise, at its sole discretion, a buyout option that terminates any further obligations under the Royalty Agreement in exchange for a payment to Investors of an aggregate of 75% of the net present value of the royalty payments. A majority of the independent members of the board of directors and the audit committee of Aevi approved the Royalty Agreement.

Avalo assumed this Royalty Agreement upon closing of the Aevi Merger and it is recorded as a royalty obligation within the Company's accompanying consolidated balance sheet as of December 31, 2021. Because there is a significant related party relationship between the Company and the Investors, the Company has treated its obligation to make royalty payments under the Royalty Agreement as an implicit obligation to repay the funds advanced by the Investors. As the Company makes royalty payments in accordance with the Royalty Agreement, it will reduce the liability balance. At the time that such royalty payments become probable and estimable, and if such amounts exceed the liability balance, the Company will impute interest accordingly on a prospective basis based on such estimates, which will result in a corresponding increase in the liability balance.

Millipred License and Supply Agreement

The Company has a license and supply agreement (the “License and Supply Agreement”) for Millipred® with Watson Laboratories, Inc., which is a wholly owned subsidiary of Teva Pharmaceutical Industries Ltd. (“Teva”). Dr. Sol Barer served as the Chairman of the Company’s board of directors until June 2021 and he currently serves as the Chairman of Teva’s board of directors.

The Company was required to make license payments of $75,000 in February and August of each year through April 2021 and purchase inventory on an ad hoc basis. As part of a prior amendment to extend the contract to its current term, the agreement was extended through September 30, 2023.
The Company is required to pay Teva fifty percent of the net profit of the Millipred® product following each calendar quarter, subject to a $0.5 million quarterly minimum payment, which was set to begin on April 1, 2021. In May 2021, the Company and Teva entered into an amendment in which the net profit split was delayed until July 1, 2021.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Except as otherwise indicated, the following table sets forth information regarding the ownership of the Company’s common stock as of March 8, 2022 by: (i) each director and nominee for director; (ii) each of our Named Executive Officers; (iii) all executive officers and directors of the Company as a group; and (iv) all other parties known by the Company to be beneficial owners of more than five percent of its common stock.

Applicable percentage ownership is based on 112,794,203 shares of our common stock outstanding as of March 8, 2022, unless otherwise noted below, together with applicable options for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, based on voting and investment power with respect to shares. Common stock subject to options currently exercisable, or exercisable within 60 days after March 8, 2022, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, the address for each listed stockholder is c/o Avalo Therapeutics, Inc., 540 Gaither Road, Suite 400, Rockville, Maryland 20850.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders:
Armistice Capital Master Fund Ltd. (2)	51,350,000	44.0%
Nantahala Capital Management, LLC (3)	8,513,917	7.5%
Point72 Asset Management, L.P. (4)	6,012,676	5.3%

Directors, Director Nominees, and Named Executive Officers:
Steven Boyd (2)	51,762,442	44.3%
June Almenoff, M.D., Ph.D. (5)	737	*
Mitchell Chan	—	*
Gilla Kaplan, Ph.D. (6)	60,193	*
Garry Neil, M.D. (7)	616,889	*
Keith Maher, M.D.	—	*
Joseph Miller (8)	352,060	*
Magnus Persson, M.D., Ph.D. (9)	243,325	*
Michael Cola (10)	2,716,960	2.4%
Schond Greenway (11)	243,446	*
H. Jeffrey Wilkins, M.D. (12)	338,420	*

All current executive officers and directors as a group	53,202,567	45.1%

*Less than one percent.

(1) This table is based upon information supplied by our executive officers, directors, and principal stockholders, and the Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2) Based on a Form 4 filed with the SEC on March 7, 2022 and a Schedule 13D filed with the SEC on January 19, 2022 by Armistice Capital LLC (“Armistice”). Consists of (i) 47,350,000 shares of common stock and (ii) 4,000,000 shares of common stock issuable upon the exercise of outstanding warrants within 60 days after March 8, 2022 all held directly by Armistice Capital Master Fund, Ltd. (“Armistice Master”) and may be deemed to be indirectly beneficially owned by Armistice, as the investment manager of Armistice Master. Steven J. Boyd is the managing member of Armistice and a director of Armistice Master and may be deemed to have voting and investment power with respect to the securities held by Armistice. Mr. Boyd serves on our Board of Directors and holds 412,442 shares of common stock that he has sole dispositive and voting power over. Armistice’s and Mr. Boyd’s address is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(3) Based on a Schedule 13G filed with the SEC on February 14, 2022 by Nantahala Capital Management, LLC, Wilmot B. Harkey and Daniel Mack (collectively, “Nantahala”) reporting beneficial ownership as of December 31, 2021. Messrs. Harkey and Mack are Managing Members of Nantahala Capital Management LLC. Consists of (i) 7,145,874 shares of common stock and (ii) 1,368,043 shares of common stock issuable upon the exercise of outstanding pre-funded warrants, all held directly by Nantahala. Nantahala’s address is c/o Nantahala Capital Management, LLC, 130 Main St. 2nd Floor, New Canaan, CT 06840.

(4) Based on a Schedule 13G filed with the SEC on February 14, 2022 by Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., Point72 Hong Kong Limited, and Steven A. Cohen (collectively, “Point72”) reporting beneficial ownership as of December 31, 2021. Consists of 6,012,676 shares of common stock. The address of the principal business office of (i) Point72 Asset Management L.P., Point 72 Capital Advisors, Inc., and Mr. Cohen is 72 Cummings Point Road, Stamford, CT 06902; and (ii) Point72 Hong Kong Limited is 12th Floor, Chater House, 8 Connaught Road Central, Hong Kong.

(5) Consists of 737 shares issuable to Dr. Almenoff upon the exercise of options currently exercisable or exercisable with 60 days after March 8, 2022.

(6) Consists of 60,193 shares issuable to Dr. Kaplan upon the exercise of options currently exercisable or exercisable within 60 days after March 8, 2022.

(7) Consists of (i) 85,639 shares of common stock held by Dr. Neil and (ii) 531,250 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days after March 8, 2022.

(8) Consists of (i) 51,832 shares of common stock held by Mr. Miller and (ii) 300,228 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days after March 8, 2022.

(9) Consists of 243,325 shares issuable to Dr. Persson upon the exercise of options currently exercisable or exercisable within 60 days after March 8, 2022.

(10) Consists of (i) 175,746 shares of common stock held by Mr. Cola and (ii) 2,541,214 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days after March 8, 2022.

(11) Consists of (i) 3,883 shares of common stock held by Mr. Greenway and (ii) 239,583 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days after March 8, 2022.

(12) Consists of (i) 33,733 shares of common stock held by Dr. Wilkins and (ii) 304,687 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days after March 8, 2022.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Avalo stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Avalo. Direct your written request to Corporate Secretary, Avalo Therapeutics, Inc., 540 Gaither Road, Suite 400, Rockville, Maryland 20850 or contact our Investor Relations department at 610-254-4201 or by email at ir@avalotx.com. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,
/s/ Garry Neil, M.D.
Garry Neil, M.D.
Chief Executive Officer

April [●], 2022

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2021 is available without charge upon written request to: Corporate Secretary, Avalo Therapeutics, Inc., 540 Gaither Road, Suite 400, Rockville, Maryland 20850.

ANNEX A

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED
OF
AVALO THERAPEUTICS, INC.

The undersigned, for purposes of amending the Amended and Restated Certificate of Incorporation, as amended (the “Certificate”), of Avalo Therapeutics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: Article IV of the Certificate is hereby amended by adding the following Section D:

“D. The issued and outstanding Common Stock of the Corporation, $0.001 par value, shall, at 5:00 p.m., Eastern Standard Time, on [●], 202[●] (the “202[●] Effective Time”), be deemed to be “reverse stock split,” and in furtherance thereof, there shall, after the 202[●] Effective Time, be deemed to be issued and outstanding one (1) share of the Common Stock of the Corporation for and instead of each [●] ([●]) shares of the Common Stock of the Corporation issued and outstanding immediately prior to the 202[●] Effective Time. Shares of Common Stock that were outstanding prior to the 202[●] Effective Time and that are not outstanding after the 202[●] Effective Time shall resume the status of authorized but unissued shares of Common Stock. To the extent that any stockholder shall be deemed after the 202[●] Effective Time as a result of this Amendment to own a fractional share of Common Stock, such fractional share shall be deemed to be one whole share.

Each stock certificate that, immediately prior to the 202[●] Effective Time, represented shares of Common Stock shall, after the 202[●] Effective Time, represent that number of whole shares of Common Stock into which the shares of Common Stock represented by such certificate shall have been reclassified (as well as the right to receive a whole share in lieu of any fractional share of Common Stock as set forth above); provided, however, that each holder of record of a certificate that represented shares of Common Stock prior to the 202[●] Effective Time shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of Common Stock into which the shares of Common Stock represented by such certificate shall have been reclassified, as well as any whole share in lieu of a fractional share of Common Stock to which such holder may be entitled pursuant to the immediately preceding paragraph.”

SECOND: Except as expressly amended herein, all provisions of the Certificate filed with the Office of the Secretary of State of the State of Delaware on May 17, 2018, and amended on April 27, 2017, December 26, 2018, and August 26, 2021, shall remain in full force and effect.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the Corporation’s number of shares of authorized capital stock of all classes, and the par value thereof, shall not be changed or affected under or by reason of said amendment.

FIFTH: That said amendment shall be effective at 5:00 p.m., Eastern Standard Time, on [●], 202[●].

IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Corporation, does hereby execute this Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, this [●] day of [●], 202[●].

AVALO THERAPEUTICS, INC.

By:
Name:
Title:

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AVTX2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D76834-P72819

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AVALO THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR the following:

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Steven Boyd
02) June Almenoff, M.D., Ph.D.
03) Mitchell Chan
04) Gilla Kaplan, Ph.D.
05) Keith Maher, M.D.
06) Garry Neil, M.D.
07) Magnus Persson, M.D., Ph.D.

The Board of Directors recommends you vote FOR the following proposals:

The Board of Directors recommends you vote 3 YEARS on the following proposal:

	1 Year	2 Years	3 Years	Abstain
4. To approve, on a nonbinding advisory basis, the frequency of future advisory votes on "Say-on-Pay" resolutions regarding the Company's executive compensation;	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D76835-P72819

AVALO THERAPEUTICS, INC.
Annual Meeting of Stockholders
June 14, 2022 9:30 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Garry Neil and Chris Sullivan, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of AVALO THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 a.m. Eastern Time on June 14, 2022, virtually at www.virtualshareholdermeeting.com/AVTX2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side